UNITED STATES
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SPIRIT AEROSYSTEMS HOLDINGS, INC.

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2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MESSAGE FROM OUR CHAIRMAN March 16, 2022 Dear Fellow Stockholders: I am pleased to invite you to our 2022 Annual Meeting of Stockholders on Wednesday, April 27, 2022, at 11:00 a.m. Central Time. The meeting will once again be held virtually to protect the health and safety of attendees and facilitate stockholder participation. Our People Drive Our Resilience We believe our people and our strategy enabled us to be resilient through these extraordinarily challenging times. Thanks to the contributions of everyone at Spirit, our business began to emerge from the dual crises of the COVID-19 pandemic and 737 MAX grounding as we focused on quality, safety, customer satisfaction, and timely deliveries. Following years of dedication and service, two of our longstanding directors, Charles L. Chadwell and Richard A. Gephardt, are not standing for re-election at the Annual Meeting. We would like to express our heartfelt gratitude for their contributions to Spirit over the years. Thank you, Chuck and Dick! We would also like to welcome our three new directors: William A. Fitzgerald, James R. Ray, Jr., and Patrick M. Shanahan. Important Initiatives in 2021 Despite the headwinds facing our business, we made progress toward our goals and strived to drive positive change. We reorganized to align with our three new business segments: Commercial, Defense & Space, and Aftermarket. We engaged directly with stockholders representing nearly 50% of outstanding shares on key topics, including compensation, diversity, and environmental priorities. We published our first Sustainability Report, outlining our environmental, social, and governance strategy, including key goals and notable achievements. We are already taking steps to further these goals. We launched our Global Digital Logistics Center, National Defense Prototype Center, and Aerospace Innovation Centre, highlighting investments in technology, development, automation, and advanced manufacturing. We made substantial progress on our diversification efforts, both organically and through successful integration of the Bombardier assets and other acquisitions. Looking Ahead Fully recovering from the impacts of the COVID-19 pandemic and 737 MAX grounding will take time, but we are excited about Spirit’s future. We are committed to playing our part in the recovery of our communities and the aerospace industry. We remain focused on the values and behaviors that served us so well during the past two years: transparency, collaboration, and inspiration. On behalf of the entire Board of Directors, thank you for your support. Your vote is important. I urge you to promptly cast your vote consistent with the Board’s recommendations. Sincerely, Robert D. Johnson Chairman of the Board

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (“Spirit” or the “Company”) will be conducted virtually via live audio webcast on Wednesday, April 27, 2022, at 11:00 a.m. Central Time. The record date for the Annual Meeting is March 1, 2022 (the “Record Date”). This Proxy Statement is being first released to stockholders on March 16, 2022. MATTERS TO BE VOTED ON AT THE ANNUAL MEETING Proposal Description Board Recommendation Proposal 1 Election of directors FOR each nominee Proposal 2 Advisory vote to approve the compensation of our named executive officers FOR Proposal 3 Ratification of appointment of Ernst & Young LLP as our independent auditors for 2022 FOR Proposal 4 Stockholder proposal titled “Shareholder Ratification of Termination Pay” AGAINST CASTING YOUR VOTE Stockholders of record of our Class A Common Stock (the “Common Stock”) as of the close of business on the Record Date are entitled to vote using any of the following methods: ATTENDING THE ANNUAL MEETING To protect the health and safety of attendees in light of the continuing impacts of the COVID-19 pandemic, the Annual Meeting will be conducted virtually again this year. Stockholders may attend the Annual Meeting at www.virtualshareholdermeeting.com/SPR2022 by entering the 16-digit voting control number found on the notice or proxy card. Stockholders may vote and submit questions during the Annual Meeting on the website. Your vote is important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Thank you for your ongoing support of Spirit. Sincerely, Mindy McPheeters Senior Vice President, General Counsel and Corporate Secretary March 16, 2022 Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com INTERNET Visit www.proxyvote.com prior to the Annual Meeting During the Annual Meeting, visit www.virtualshareholdermeeting.com/SPR2022 PHONE Call 1-800-690-6903 MOBILE DEVICE Use your tablet or smartphone to scan the QR code MAIL Sign, date, and return your proxy card or voting instruction form Spirit AeroSystems 2022 Proxy Statement 1

GENERAL INFORMATION	68

Questions and Answers About the Annual Meeting and Voting	68
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting	74
Annual Report	74

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	75

APPENDIX A – NON-GAAP FINANCIAL MEASURES	77

2	Spirit AeroSystems 2022 Proxy Statement

PROXY STATEMENT SUMMARY This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider before voting your shares. Please carefully read this entire Proxy Statement and our Annual Report for the year ended December 31, 2021, before voting. We use the terms “Spirit,” the “Company,” “we,” “us,” and “our” in this Proxy Statement to refer to Spirit AeroSystems Holdings, Inc. and its consolidated subsidiaries. Director Nominees We believe our Board best serves the Company and our stockholders when there is a balance between fresh perspectives and longer serving directors who bring continuity through business and market cycles. Board composition and refreshment have been a focus for our Board. Six independent directors have joined the Board since 2015, two of whom are women and two of whom are ethnically diverse (including one of the women). Charles L. Chadwell and Richard A. Gephardt are not standing for election at the Annual Meeting. We would like to thank Messrs. Chadwell and Gephardt for their many years of dedication and service to Spirit. The following table sets forth the 2022 director nominees. The average tenure of our nominees is approximately seven years and the average age of our nominees is approximately 65 years old. Other Name Age Director Skills and Experience Independent Committee Public Since Memberships Boards PROPOSAL 1 — Election of Directors Our Nominating and Corporate Governance Committee and Board of Directors recommends that stockholders vote “FOR” all director nominees. Each nominee is nominated for a one-year term. See “Proposal 1 — Election of Directors” beginning on page 6 of this Proxy Statement. 0 Yes Dr. Cambone has extensive advisory experience in strategic planning, operations, resource allocation, technology, and governmental affairs acquired through years in public and private service, including as the Pentagon’s first Under Secretary of Defense for Intelligence. 2019 69 Stephen A. Cambone 2 * Yes Ms. Esteves has an invaluable depth and breadth of experience in finance, risk management, and business strategy across multiple industries. Ms. Esteves has overseen a variety of business functions in senior executive roles, including as EVP and CFO for Time Warner Cable Inc. 2015 63 Irene M. Esteves 0 Yes Mr. Fitzgerald has years of technical and operational leadership experience, including in global supply chain and aerospace manufacturing and services. Mr. Fitzgerald served most recently as Vice President and General Manager of Commercial Engines Operation for GE Aviation. 2021 61 William A. Fitzgerald 1 * Yes Mr. Fulchino has executive and strategic advisory experience spanning 40 years. He has particular expertise in growth acquired through various roles, including as Chairman and CEO of the world’s largest technology- based service provider of component parts and services to the aviation industry (Aviall, Inc.) through its acquisition by The Boeing Company (“Boeing”). 2006 75 Paul E. Fulchino 0 No As our President and CEO, Mr. Gentile has unique knowledge and insight regarding all aspects of Spirit’s business. He also brings broad experience in global operations, technology, and capital planning from executive leadership and strategy roles with GE (including GE Aviation Services), McKinsey & Company, CBS, and General Motors. 2016 57 Thomas C. Gentile III Spirit AeroSystems 2022 Proxy Statement 3

Name	Age	Director Since	Skills and Experience	Independent	Committee Memberships	Other Public Boards
Robert D. Johnson, Board Chairman	74	2006	Mr. Johnson has deep domestic and international executive experience in the aerospace industry, including risk management, financial oversight, operations, and strategy. Mr. Johnson's global experience was acquired through a variety of roles, including as CEO of Dubai Aerospace Enterprise and as Chairman of Honeywell Aerospace.	Yes	Compensation, Governance	2
Ronald T. Kadish	73	2006	Mr. Kadish has extensive military and executive experience with unique defense, government, risk oversight, and operations expertise. Mr. Kadish served as EVP of the Defense Group for Booz Allen Hamilton, in a variety of roles for the Department of Defense, and as a Lieutenant General in the United States Air Force.	Yes	Risk*, Governance	0
John L. Plueger	67	2014	Mr. Plueger has unique operational and aviation industry experience from over 28 years in the aviation industry, along with financial and accounting expertise as a Certified Public Accountant. Mr. Plueger currently serves as CEO and President of Air Lease Corporation.	Yes	Audit, Risk	1
James R. Ray, Jr.	58	2022	Mr. Ray has expertise in supply chain, business transformation, strategy development and execution, innovation, technology, acquisitions, and global business integration acquired through years of leadership experience at Stanley Black & Decker.	Yes	Compensation, Risk	2
Patrick M. Shanahan	59	2021	Mr. Shanahan has policy, defense, cybersecurity, and operations experience, as well as a valuable customer perspective. Serving most recently as Acting Secretary of Defense and previously as the 33rd Deputy Secretary of Defense, he spearheaded modernization in cybersecurity and other critical areas. Mr. Shanahan spent over three decades in a variety of leadership roles with Boeing.	Yes	Audit, Compensation	2
Laura H. Wright	62	2018	Ms. Wright has extensive experience in commercial aviation executive management, including corporate finance, accounting, operations, treasury, and risk management. Ms. Wright also provides unique commercial aircraft end-user insights from her 25-year career at Southwest Airlines, most recently as SVP and CFO.	Yes	Risk, Compensation	3

Audit Committee | Risk Committee | Compensation Committee | Corporate Governance and Nominating Committee (the "Governance Committee") | *(Chair)

PROPOSAL 2 — Advisory Vote on Executive Compensation

Our Board of Directors recommends that stockholders vote "FOR" the advisory approval of the compensation of our named executive officers ("NEOs") for 2021.

See "Proposal 2 — Advisory Vote on Executive Compensation" beginning on page 29 of this Proxy Statement.

Executive Compensation At-A-Glance

We made no adjustments to our 2021 performance metrics due to the ongoing effects of the COVID-19 pandemic and the 737 MAX grounding (i.e., no "in-flight" adjustments were made). We made significant changes to our 2022 compensation programs based on stockholder feedback:

- We changed the weighting of our long-term incentives from 60% time-based and 40% performance-based to 50%/50%
- We removed the individual performance component of our annual cash incentive for our CEO and other NEOs going forward so that achievement is now based solely on Company performance

4 **Spirit AeroSystems** 2022 Proxy Statement

We returned to more traditional performance metrics of free cash flow, EBIT, revenue, and quality for our 2022 annual cash incentive and retained total stockholder return for our 2022 long-term performance incentive grants The following are the key metric results for our 2021 executive performance incentive programs. *See Appendix A for an explanation and reconciliation of non-GAAP measures. The Company’s incentive compensation payouts demonstrate the rigor of the performance targets set by the Compensation Committee. *Reflects a blended payout based on 120% achievement for the total stockholder return portion of this award and 200% achievement for the free cash flow portion of this award. Each portion was equally weighted. See Appendix A for an explanation and reconciliation of non-GAAP measures. ADJUSTED NET DEBT* -$2.594 billion TARGET: -$2.568 billion OPERATING COST $1.682 billion TARGET: $1.718 billion NEW REVENUE GROWTH $147 million TARGET: $218 million QUALITY INDEX SCORE 1.05 TARGET: 1.00% TOTAL STOCKHOLDER RETURN (2019-2021 performance) Below 25th percentile TARGET: 50th Percentile FREE CASH FLOW AS A PERCENTAGE OF REVENUE* -2.54% TARGET: 7.75% 2021 Average Payout For NEOs 80% of target 2020 Average Payout For NEOs 88% of target 2019 Average Payout For NEOs 100% of target ANNUAL CASH INCENTIVE 1-year performance period 2022 Vesting (2019-2021 performance) 0% vesting 2021 Vesting (2018-2020 performance) 0% vesting 2020 Vesting (2017-2019 performance) 160%* vesting LONG-TERM PERFORMANCE INCENTIVE 3-year performance period Our Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2022. See “Proposal 3 — Ratification of Appointment of Independent Auditors” beginning on page 63 of this Proxy Statement. PROPOSAL 3 — Ratification of Appointment of Independent Auditors Our Board of Directors recommends that stockholders vote “AGAINST” the stockholder proposal titled “Shareholder Ratification of Termination Pay.” See “Proposal 4 — Stockholder Proposal” beginning on page 66 of this Proxy Statement. PROPOSAL 4 — Stockholder Proposal Spirit AeroSystems 2022 Proxy Statement 5

PROPOSAL 1 ELECTION OF DIRECTORS The Board has nominated each of the persons listed below for election as a director. The Board has determined it is in the best interests of the Company and its stockholders for each of these director nominees to continue serving on the Board, subject to stockholder approval. All of our directors are elected each year at the Company’s annual meeting of stockholders. Each director elected at the Annual Meeting will serve until the 2023 annual meeting of stockholders and until the election and qualification of his or her respective successor, subject to the director’s earlier death or disability. Our Board may consist of three or more directors, as increased or decreased from time to time by the Board on the recommendation of the Governance Committee. Spirit currently has 13 directors; however, Messrs. Chadwell and Gephardt are not being nominated to the Board at the Annual Meeting. Each of the director nominees has agreed to serve if elected and, as of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders’ intention is to vote the proxies for such other person as may be designated by the Board to fill such vacancy. The Board unanimously recommends a vote FOR each of the director nominees listed below. Voting Standard The Company’s bylaws provide for simple majority voting in an uncontested election of directors. In order for a director nominee to be elected, the votes that stockholders cast “FOR” the director nominee must exceed the votes that stockholders cast “AGAINST” the director nominee. In the event that an incumbent nominee does not receive the requisite majority of votes cast in this election, the Company will follow the procedure described under “General Information — What happens if an incumbent director nominee is not elected at the Annual Meeting?” Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the election of directors. Your broker may not vote your shares on this proposal unless you give voting instructions. PROFESSIONAL EXPERIENCE: Trustee, Rumsfeld Foundation (2012-present) Associate Vice Chancellor for Cyber Initiatives, Texas A&M University System (2017-2022) Founder, Adirondack Advisors, LLC (2012-2018) Senior positions at QinetiQ, Inc. (2007-2012), including Executive Vice President, Strategic Development, and President, Missions Solution Group Under Secretary of Defense for Intelligence, U.S. Department of Defense (2003-2006) (served in other roles with the U.S. Department of Defense from 2001-2003) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2019-present) COMMITTEE ASSIGNMENTS: Audit Risk QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Dr. Cambone brings to the Board extensive expertise in governmental affairs, defense, and intelligence, along with executive leadership experience in the defense technology industry. Dr. Cambone has world-class knowledge of cybersecurity matters and invaluable insight into strategic development given his years of experience in the private sector and government. Stephen A. Cambone Independent Director Age: 69 Director Since: 2019 6 Spirit AeroSystems 2022 Proxy Statement

PROFESSIONAL EXPERIENCE: Executive Vice President and Chief Financial Officer, Time Warner Cable Inc. (2011-2013) Executive Vice President and Chief Financial Officer, XL Group plc (2010-2011) Senior Vice President and Chief Financial Officer, Regions Financial Corporation (2008-2010) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Roper Technologies (2021-present) Spirit AeroSystems Holdings, Inc. (2015-present) KKR Real Estate Finance Trust Inc. (2018-present) FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS: Aramark Holdings Corp. (2015-2022) RR Donnelley & Sons Co. (2017-2022) Level 3 Communications (2014-2017) COMMITTEE ASSIGNMENTS: Audit (Chair) Risk QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Ms. Esteves has experience in global finance, corporate strategy, human resources, treasury, accounting, tax, risk management, mergers and acquisitions, and investor relations across multiple industries. Ms. Esteves also brings to the Board experience as a public company director. In addition, Ms. Esteves qualifies as an audit committee financial expert under Securities and Exchange Commission (“SEC”) rules. Irene M. Esteves Independent Director Age: 63 Director Since: 2015 PROFESSIONAL EXPERIENCE: Vice President, Commercial Engines, GE Aviation (2011-2021) Vice President GEnx Engine Program, GE Aviation (2010-2011) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2021-present) COMMITTEE ASSIGNMENTS: Audit Governance QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Fitzgerald offers the Board a depth of technical and operational experience from his years of leadership in aviation manufacturing and services. Mr. Fitzgerald has manufacturing, operations, supply chain, and engineering expertise, along with experience in executive management, international operations, and risk management. William A. Fitzgerald Independent Director Age: 61 Director Since: 2021 Spirit AeroSystems 2022 Proxy Statement 7

PROFESSIONAL EXPERIENCE: Chairman, AEI HorizonX Ventures (2021-present) Operating Partner, AE Industrial Partners (“AEI”) (2015-present) Senior Advisor, Boeing (2010-2014) Chairman, President, and Chief Executive Officer, Aviall, Inc. (2000-2010) (Aviall became a wholly-owned subsidiary of Boeing in September 2006) President and Chief Operating Officer, B/E Aerospace, Inc. (1996-1999) President and Vice Chairman, Mercer Management Consulting (1990-1996) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2006-present) BigBear.ai (2021-present) FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS: Wesco Aircraft Holdings, Inc. (2008-2020) COMMITTEE ASSIGNMENTS: Compensation (Chair) Governance QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Fulchino provides the Board with executive leadership experience, and extensive knowledge and expertise regarding the commercial aviation component parts and services industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director. Paul E. Fulchino Independent Director Age: 75 Director Since: 2006 PROFESSIONAL EXPERIENCE: President and Chief Executive Officer, Spirit AeroSystems Holdings, Inc. (2016-present) Executive Vice President and Chief Operating Officer, Spirit AeroSystems Holdings, Inc. (April 2016-August 2016) President and Chief Operating Officer, General Electric Capital Corporation (2014-2016) President and Chief Executive Officer, General Electric Healthcare Systems (2011-2014) President and Chief Executive Officer, General Electric Aviation Services (2008-2011) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2016-present) QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Gentile has demonstrated success in managing large, complex global technology businesses across multiple industries. He brings to the Board a deep understanding of aviation program management, product development, strategy, and business development. Mr. Gentile also brings to the Board experience as a public company director. Thomas C. Gentile III Age: 57 Director Since: 2016 8 Spirit AeroSystems 2022 Proxy Statement

PROFESSIONAL EXPERIENCE: Chief Executive Officer, Dubai Aerospace Enterprise Ltd. (2006-2008) Chairman, Honeywell Aerospace (2005-2006) President and Chief Executive Officer, Honeywell Aerospace (known as Allied Signal Aerospace until 2000) (1999-2005) President and Chief Executive Officer, Electronic and Avionics Systems, Honeywell Aerospace (known as Allied Signal Aerospace at the time) (1997-1999) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2006-present) Roper Technologies, Inc. (2005-present) Spirit Airlines, Inc. (2010-present) COMMITTEE ASSIGNMENTS: Compensation Governance QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Johnson, Chairman of the Board, has international aviation industry executive leadership experience and executive compensation and human resources experience, and provides the Board with valuable insight and perspective resulting from his expertise in marketing, sales, supply chain, and production operations. Mr. Johnson also brings to the Board experience as a public company director. Robert D. Johnson, Chairman Independent Director Age: 74 Director Since: 2006 PROFESSIONAL EXPERIENCE: Consultant, Raytheon (2018-2019) Senior Executive Advisor, Booz Allen Hamilton (“BAH”) (2015-2019) Executive Vice President, BAH (2005-2015) Director, U.S. Missile Defense Agency, U.S. Department of Defense (2002-2004) Director, Ballistic Missile Defense Organization, U.S. Department of Defense (1999-2001) Commander, Electronic Systems Center, Hanscom Air Force Base (1996-1999) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2006-present) FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS: Northrop Grumman Innovation Systems, Inc. (formerly known as Orbital ATK, Inc.) (2015-2019) COMMITTEE ASSIGNMENTS: Risk (Chair) Governance QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Kadish provides the Board with unique expertise in military, program management, security, international, and governmental matters, including having served three decades in the U.S. Air Force, rising to the rank of Lieutenant General. He delivers critical insight to the Board with respect to enterprise risk management, cybersecurity, global security, and our defense customers’ needs and expectations. Mr. Kadish also brings to the Board experience as a public company director. Ronald T. Kadish Independent Director Age: 73 Director Since: 2006 Spirit AeroSystems 2022 Proxy Statement 9

PROFESSIONAL EXPERIENCE: Chief Executive Officer and President, Air Lease Corporation (“ALC”) (2016-present) President and Chief Operating Officer, ALC (2010-2016) President and Chief Executive Officer, International Lease Finance Corporation (“ILFC”) (2010) President and Chief Operating Officer, ILFC (2002-2010) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2014-present) ALC (2010-present) COMMITTEE ASSIGNMENTS: Audit Risk QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Plueger provides the Board with valuable insight into aviation operations management stemming from his executive leadership roles at ILFC and ALC. In addition, Mr. Plueger has significant experience in finance and accounting matters as a certified public accountant, having received his training as an auditor from PricewaterhouseCoopers. Mr. Plueger qualifies as an audit committee financial expert under SEC rules. Mr. Plueger also brings to the Board experience as a public company director. John L. Plueger Independent Director Age: 67 Director Since: 2014 PROFESSIONAL EXPERIENCE: President, Engineered Fastening, Stanley Black & Decker (2018-2020) Various roles, Stanley Black & Decker (2013-2018) SVP and General Manager, TE Connectivity, Inc. (2009-2013) Various roles, General Motors and Delphi Corporation (1993-2009) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2022-present) Leslie’s, Inc. (2021-present) Commercial Vehicle Group, Inc. (2020-present) FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS: RR Donnelley & Sons Co. (2021-2022) COMMITTEE ASSIGNMENTS: Compensation Risk QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Ray is an experienced senior executive and general manager with diverse global P&L leadership. Mr. Ray brings to the Board expertise in supply chain, business transformation, strategy development and execution, customer relationship management, innovation and technology development, mergers and acquisitions, and global business integration, along with experience as a public company director. James R. Ray, Jr. Independent Director Age: 58 Director Since: 2022 10 Spirit AeroSystems 2022 Proxy Statement

PROFESSIONAL EXPERIENCE: Senior Advisor, Scale AI (2021) Defense Advisor, Amaero Intl Limited (2020) Acting Secretary of Defense, Department of Defense (2019) Deputy Secretary of Defense, Department of Defense (2017-2018) Boeing (1986-2017) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Zanite Acquisition Corporation (2021-present) Spirit AeroSystems Holdings, Inc. (2021-present) Leidos Holdings, Inc. (2022-present) COMMITTEE ASSIGNMENTS: Audit Compensation QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Mr. Shanahan brings to the Board valuable defense knowledge and experience having served as the 33rd Deputy Secretary of Defense. Mr. Shanahan also offers a unique customer perspective from his extensive leadership career at Boeing. Mr. Shanahan’s experience includes commercial and defense operations, cybersecurity, risk management, compensation oversight, public policy, and international expertise. Patrick M. Shanahan Independent Director Age: 59 Director Since: 2021 PROFESSIONAL EXPERIENCE: Senior Vice President and Chief Financial Officer, Southwest Airlines Co. (“SWA”) (2004-2012) Vice President, Finance, and Treasurer, SWA (2001-2004) Treasurer, SWA (1998-2001) CURRENT PUBLIC COMPANY DIRECTORSHIPS: Spirit AeroSystems Holdings, Inc. (2018-present) TE Connectivity Ltd. (2014-present) CMS Energy Corp. (and its wholly-owned subsidiary, Consumers Energy Company) (2013-present) JOBY Aviation, Inc. (2021-present) FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN PAST FIVE YEARS: Pebblebrook Hotel Trust (2009-2019) COMMITTEE ASSIGNMENTS: Compensation Risk QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS: Ms. Wright has experience in corporate finance and accounting, commercial aviation end-user operations, risk management, and mergers and acquisitions as a result of her position as Senior Vice President and Chief Financial Officer of SWA, and various other financial positions held during her 25-year career at SWA. Ms. Wright worked for Arthur Young & Co. from 1982-1988 prior to joining SWA. Ms. Wright is a certified public accountant and also brings to the Board experience as a public company director. Laura H. Wright Independent Director Age: 62 Director Since: 2018 Spirit AeroSystems 2022 Proxy Statement 11

CORPORATE GOVERNANCE 12 Spirit AeroSystems 2022 Proxy Statement GOVERNANCE HIGHLIGHTS INDEPENDENT OVERSIGHT: 10 out of 11 director nominees are independent All committees are composed solely of independent directors Separate Chairman and CEO roles Regular executive sessions of non- employee directors Ongoing review of independent director committee roles BOARD REFRESHMENT: Five new directors have joined the Board since 2018 Two of our six most recently appointed independent directors are women and two are ethnically diverse (including one of the women) Average tenure of our nominees is approximately seven years and average age is approximately 65 years old Annual Board and committee evaluations are conducted Regularly analyze Board and committee composition and succession The Board promotes ongoing director education, including through our membership in the National Association of Corporate Directors HIGH GOVERNANCE STANDARDS: Risk oversight process with separate committee roles Overboarding policy in place Two Audit Committee members qualify as audit committee financial experts Board regularly reviews executive succession plans Robust stock ownership requirements for directors and executive officers Stockholders have the right to call special meetings Active stockholder engagement program Annual say-on-pay vote Annual director elections Majority voting standard in uncontested director elections Stockholders have the right to act by written consent Market-standard proxy access right Insiders are not permitted to short-sell, hedge, or pledge Company securities Single class of shares with equal voting rights The Board is committed to maintaining corporate governance practices that maximize stockholder value. The Company’s Corporate Governance Guidelines (the “Governance Guidelines”) promote strong independent oversight, transparency, and efficient functioning of the Board and its Committees. The Board is responsible for overseeing, counseling, and directing management; ensuring that our long-term interests and the long-term interests of our stockholders are being served; reviewing the major risks facing the Company and helping develop strategies to address those risks; assessing adherence to the Company’s standards and policies; and performing the duties and responsibilities assigned to the Board under the Governance Guidelines and our certificate of incorporation, bylaws, and applicable law. The Governance Guidelines speak to a number of different matters, including Board responsibilities, management succession, director conflicts of interest, director compensation, outside board memberships, the Board’s view on director age and term limits, and director attendance at meetings, among other things. The Governance Guidelines are available at http://investor.spiritaero.com/corporate-governance/govdocs/default.aspx.

CORPORATE GOVERNANCE (continued)

Board Leadership

The Company has separate roles of CEO and Chairman in recognition of the differences between the two roles. The Board believes that role separation is appropriate for the Company as it maximizes the ability of the CEO to focus on managing Company operations, strategy, and performance, while benefiting from the Chairman's independent perspective and insight.

The Chairman of the Board performs the following duties:

- Approves the agenda for Board meetings;
- Presides over and manages Board meetings;
- Presides over and manages stockholder meetings;
- Serves as a liaison between the CEO and the non-employee directors;
- Provides feedback to the CEO on behalf of the independent directors regarding business issues and Board management; and
- Engages with the CEO weekly to discuss Company performance and matters of significance.

Because Mr. Johnson, the Chairman of the Board, is an independent director, the Board has not deemed it necessary to appoint a lead independent director.

Board Composition and Refreshment

Our Board strives to maintain an appropriate balance of tenure, diversity, attributes, viewpoints, turnover, and experiences. In order to promote thoughtful Board refreshment, we undertake annual Board and Committee assessments that maintain director accountability and identify areas of improvement.

Five of our 11 director nominees have joined the Board since 2018. The average age of our director nominees is 65.3 years old and of our independent director nominees is 66.1 years old. The average tenure of our director nominees is 7.1 years and of our independent director nominees is 7.2 years. Among our six newest independent directors, two are women and two are ethnically diverse (including one of the women). The following are highlights for our director nominees.


TENURE
5
3
3
7.1 YEARS TENURE
0-5 Years
6-10 Years
11+ Years
INDEPENDENCE
1
10
91% INDEPENDENT
Independent
Non-Independent
GENDER DIVERSITY
2
9
2 OF 11 ARE WOMEN
Women
Men
ETHNIC DIVERSITY
2
9
2 OF 11 ARE DIVERSE
Diverse
Not Diverse

Selecting qualified individuals to serve as directors is key to the Board's performance. The Governance Committee is responsible for evaluating qualified potential candidates to serve on the Board, and recommending to the Board

Spirit AeroSystems 2022 Proxy Statement 13

nominees to stand for election at the Company’s annual meeting of stockholders. This responsibility is further described in the Governance Committee’s charter (available at: http://investor.spiritaero.com/corporate-governance/govdocs/ default.aspx). In evaluating candidates, the Governance Committee and Board consider the qualifications and expertise of director candidates individually and in the broader context of the Board’s overall composition, taking into account any particular needs that the Company may have based on its strategic initiatives, risks, and opportunities. The following table highlights key areas of experience among our director nominees. Cambone Esteves Fitzgerald Fulchino Gentile Johnson Kadish Plueger Ray Shanahan Wright Public Company CEO Public Company CFO Aviation Operations Management Public Company Board Executive Compensation Risk Management M&A Senior Government Cyber International Defense The Company utilizes a variety of methods to assist the Governance Committee in identifying and evaluating potential director candidates, including: A third-party international executive search firm, The New York Stock Exchange’s Board Advisory Council, and Sitting director recommendations and contacts. When evaluating individual candidates, the Governance Committee considers the personal ethics and values, experience, judgment, and diversity of the candidates, among other things. It is the Board’s policy that the Board should reflect diversity of viewpoint, professional experience, education, skill, expertise, industry knowledge, and such other factors as the Governance Committee and Board believe would enhance Board effectiveness. As stated in our Governance Guidelines, “Spirit is committed to considering candidates for the Board regardless of gender, race, ethnicity, and national origin. Any CORPORATE GOVERNANCE (continued) 14 Spirit AeroSystems 2022 Proxy Statement search firm retained to assist the corporate governance and nominating committee in seeking candidates for the board will affirmatively be instructed to seek to present diverse candidates.” Nominees must have high standards of integrity and ethics and convey a commitment to act in the best interest of the Company and its stockholders. In addition, the Governance Committee considers the candidates’ employment and other commitments, and evaluates whether the candidates have sufficient time available to efficiently and effectively carry out director duties. For additional information, see “Overboarding Policy.” Director Selection Process Stockholder Candidates It is the Governance Committee’s policy to consider candidates nominated by stockholders in compliance with applicable laws, regulations, and the procedures described in the Company’s bylaws and Proxy Statement. If a stockholder desires to recommend a director candidate for nomination, the stockholder should follow the procedures described under “Stockholder Proposals and Director Nominations for the 2023 Annual Meeting.” Director candidates recommended by stockholders will be considered and evaluated in the same manner as candidates identified through other sources. Proxy Access The Company’s bylaws provide the stockholders with a market-standard proxy access right. Specifically, our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to the greater of two individuals or 20% of the Company’s Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the applicable requirements in the bylaws. The Board has periodically evaluated age and term limits, along with retirement policies, and has determined that such limits and policies may arbitrarily restrict valuable Board members from service. Instead, the Board has determined that it will continue evaluating its members on their merits based on the contributions they make in the boardroom and their ability to enhance overall Board effectiveness. CANDIDATE RECOMMENDATIONS GOVERNANCE COMMITTEE THE BOARD STOCKHOLDERS Candidates are recommended by directors, members of management, search ﬁrms, or stockholders. Considers the candidates’ professional qualiﬁcations, independence, conﬂicts, personal ethics and values, integrity, judgment, diversity, time commitments, and other involvements. If appropriate, will recommend the candidates to the Board. Evaluates candidates, confirms independence, and selects nominees (and elects nominees if between annual meetings of stockholders). Elect nominees at the Annual Meeting. Spirit AeroSystems 2022 Proxy Statement 15 CORPORATE GOVERNANCE (continued)

16 Spirit AeroSystems 2022 Proxy Statement Annual Evaluations Each year, the Governance Committee oversees an evaluation of the Board and each committee. The 2021 annual evaluation covered the following topics, among other things: Composition of the Board and committees and whether the composition is appropriate in light of the Company’s strategic priorities; Effectiveness of Board and committee leadership; Strengths of the Board and committees; Opportunities for improvement; Effectiveness of structures and practices; and Quality of the Board’s relationship with management. A summary of the evaluation process is below: Director Education Our director education program includes occasional site visits and tours, education seminars on topics of interest conducted by senior management or external advisors, provision of background material on the Company’s operations and strategy, and provision of resources from various educational institutions (including the National Association of Corporate Directors). REVIEW OF PROCESS In October, the Governance Committee annually reviews and approves the method and process of evaluation and speciﬁc questions asked during the evaluation. CONDUCT EVALUATION From October to December, the Chair of the Governance Committee has a private conversation with each director and asks the director each of the specified questions; at the end of the question period, the director is offered an opportunity to express any other thoughts, comments, or feedback on Board and committee performance and effectiveness. EVALUATION SUMMARY A summary of the evaluations is completed and presented for discussion. ACTIONS TAKEN In January, the Board and committees together discuss the evaluation summary and decide on actions to be taken. ONGOING FEEDBACK Throughout the year, directors provide ongoing feedback to the Chairman, committee chairs, CEO, COO, or General Counsel, as appropriate, outside of the regular evaluation process. CORPORATE GOVERNANCE (continued)

Each new Board member receives onboarding training that involves meetings with senior management, business overviews, and presentations on the Code of Conduct, insider trading, and various other policies and procedures. We encourage our directors to attend reputable director education programs sponsored by external advisors and educational institutions. Director Independence Consistent with New York Stock Exchange (“NYSE”) rules, SEC rules, and the Company’s Governance Guidelines, our Board consists of a majority of independent directors, and our Audit, Governance, and Compensation Committees each consist solely of independent directors. Directors qualify as independent based on the Board’s determination that the director has no material relationship with the Company (either directly, or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board performs an independence assessment of each director annually, with the assistance of the Governance Committee, and as circumstances may otherwise require. In assessing the existence of a material relationship with the Company, the Board considers all relevant transactions, relationships, and arrangements required by NYSE’s independence standards, the SEC, and the Company’s Governance Guidelines, each as applicable to non-employee directors generally and to each committee. The Board examines each director’s involvement through directorships, employment, consulting relationships, or otherwise, with entities with which the Company does business. When considering the independence of Mr. Fulchino, the Governance Committee and Board considered his role as an operating partner of AEI, a private equity firm that has ownership interests in several of the Company’s suppliers. In his role at AEI, Mr. Fulchino assists with the acquisition, development, and value creation of portfolio companies. Mr. Fulchino receives a retainer from AEI and does not own any equity in AEI. However, Mr. Fulchino receives a modest carrying interest upon the sale of certain portfolio companies. Mr. Fulchino is not covered under AEI’s benefit plans or programs, receives a Form 1099 from AEI, and is free to be employed by other companies. The Governance Committee and Board affirmatively determined, based on available facts and circumstances, that Mr. Fulchino was not an employee of AEI (for purposes of the independence determination). Further, with respect to the Company’s transactions with the AEI-owned suppliers, each transaction either arose as a result of the entity submitting the most competitive bid out of all bidding suppliers (and thus was not reportable under Item 404 of Regulation S-K) or the Board determined that Mr. Fulchino’s relationship with AEI did not give rise to a material interest. For these and other reasons, the Governance Committee and Board determined that Mr. Fulchino’s relationship with AEI does not give rise to a material relationship that impacts his independence (nor does it create a related person transaction). Based on this analysis, the Board has determined that all the director nominees are independent under the NYSE’s criteria, excluding Mr. Gentile. All the committees of the Board are made up solely of independent directors. Mr. Gentile is not a member of any committee. Board Committees and Meetings In carrying out its responsibilities, the Board has created and delegated certain responsibilities to four standing committees:* the Audit Committee, the Compensation Committee, the Governance Committee, and the Risk Committee. The Board has adopted written charters for each committee, which are available at http://investor.spiritaero.com/ corporate-governance/govdocs/default.aspx. Spirit AeroSystems 2022 Proxy Statement 17 CORPORATE GOVERNANCE (continued)

CORPORATE GOVERNANCE (continued)

Information on each committee of the Board at the time of publication of this Proxy Statement is set forth in the table below. Following the Annual Meeting, Ms. Wright will replace Mr. Chadwell as Chair of the Governance Committee and come off of the Compensation Committee, and Mr. Plueger will move from the Risk Committee to the Compensation Committee.

Committee*	Members	Primary Responsibilities	No. of Meetings in 2021
Audit Committee**	Irene M. Esteves (Chair) Stephen A. Cambone William A. Fitzgerald John L. Plueger Patrick M. Shanahan	(1) Oversee the quality and integrity of the Company's financial reporting. (2) Oversee the Company's compliance with legal and regulatory requirements. (3) Engage, compensate, and oversee performance and independence of the independent auditor. (4) Oversee performance of the Company's internal audit function. (5) Review and discuss with management and the independent auditors the Company's earnings releases and quarterly and annual reports on Forms 10-Q and 10-K, and the audit generally. (6) Consider the effectiveness of the Company's internal controls over financial reporting and participate in the resolution of internal control issues, where identified. (7) Oversee and participate in the review and resolution of significant deficiencies or material weaknesses, where identified. (8) Communicate with the independent auditor on audit control matters and critical audit matters to be described in the independent auditor's report. (9) Oversee financial-related risk exposures and related policies and processes attempting to mitigate such risks. (10) Oversee the Company's Code of Conduct and the Company's ethics and compliance program.	6
Compensation Committee	Paul E. Fulchino (Chair) Robert D. Johnson Charles L. Chadwell James R. Ray, Jr. Patrick M. Shanahan Laura H. Wright	(1) Review and approve the compensation of the Company's executive officers, with a focus on linking pay and performance. (2) Oversee the administration of the Company's compensation plans, policies, and programs. (3) Prepare the Compensation Committee Report in this Proxy Statement. (4) Oversee compensation-related risk exposures and related policies and processes attempting to mitigate such risks. (5) Review and make recommendations to the Board with respect to non-employee director compensation.	8
Governance Committee	Charles L. Chadwell (Chair) Robert D. Johnson Paul E. Fulchino Ronald T. Kadish William A. Fitzgerald	(1) Assist the Board in identifying qualified individuals to become Board members, with a focus on improving the Board's diversity profile. (2) Determine the composition of the Board and its committees. (3) Lead the annual review of the Board's and the committees' performance. (4) Develop and implement the Governance Guidelines and recommend to the Board any changes thereto. (5) Review and approve, deny, or ratify transactions under the Company's Related Person Transaction Policy. (6) Oversee risks related to the Company's governance structure. (7) Review the Company's practices and reporting with respect to corporate responsibility, environmental, and social matters.	4
Risk Committee	Ronald T. Kadish (Chair) Stephen A. Cambone John L. Plueger Irene M. Esteves James R. Ray, Jr. Laura H. Wright	(1) Provide oversight of management's guidelines, policies, and processes for assessing, monitoring, and mitigating the Company's critical enterprise risks, including the major strategic, operating, safety/quality, financial, and compliance risks inherent in the Company's business and core strategies. (2) Oversee the effectiveness of the Company's cybersecurity programs and its practices for identifying, assessing, and mitigating cybersecurity risks. (3) Oversee management's review and assessment of key risks that have the potential to significantly affect the Company's ability to execute strategy, and determine which risks should be included on the Board's agenda for discussion.	6

*During a portion of 2021, the Board created a Mergers and Acquisitions Committee ("M&A Committee"); however, the Board subsequently disbanded the M&A Committee prior to the close of the fiscal year. The M&A Committee held four meetings in 2021.

**The Board has determined that Ms. Esteves and Mr. Plueger are "audit committee financial experts," as such term is defined in Item 407(d)(5) of Regulation S-K.

18 Spirit AeroSystems 2022 Proxy Statement

2021 Board and Committee Meetings and Attendance During 2021, there were nine meetings of the Board. These meetings were held both in person and virtually due to COVID-19 restrictions and precautions. All of the Company’s directors attended 75% or more of the aggregate of all meetings of the Board and of the committees on which they served in 2021. Our Governance Guidelines provide that director attendance is expected at each annual meeting of stockholders. All of our directors attended the 2021 annual meeting of stockholders. In addition to scheduled Board meetings, the Board receives monthly reports from management detailing financial results, operating highlights and challenges, and updates on strategic initiatives. Executive Sessions As part of each quarterly Board meeting in 2021, the Company’s non-employee directors met without management present in an executive session, with Mr. Johnson as Chairman presiding over each session. During executive sessions, the non-employee directors reviewed management’s performance, compensation, talent development and succession planning, strategic considerations, corporate governance matters, and other matters of importance. The Company’s independent directors met in executive session at least one time during the year as required by the Governance Guidelines and NYSE rules. Risk Oversight The Board’s Role in Risk Oversight RISK COMMITTEE AUDIT COMMITTEE COMPENSATION COMMITTEE GOVERNANCE COMMITTEE Has primary responsibility for overseeing the Company’s enterprise risk management framework and material risks facing the Company, including cyber-related risks. Reviews management’s guidelines, policies, and processes for assessing, monitoring, and mitigating the Company’s critical enterprise risks. Receives regular reports from senior management detailing areas of risk as well as management and mitigation strategies with respect to such risks. Determines which risks need to be included on the Board’s agenda for discussion. Oversees ﬁnancial reporting risks and other risks relating to internal controls, disclosure issues, Ethics Hotline reports, and legal and regulatory issues, including compliance with SEC rules and regulations. Conducts annual assessment of most signiﬁcant risks within committee’s purview and reports ﬁndings to the Board. Oversees executive compensation risks. Strives to create incentives that encourage appropriate risk taking and align executives’ interests with stockholders’ interests. Conducts annual assessment of most signiﬁcant risks within committee’s purview and reports ﬁndings to the Board. Oversees governance risks relating to Board and committee composition, regulatory compliance, and public company governance matters. Conducts annual assessment of most signiﬁcant risks within committee’s purview and reports findings to the Board. BOARD Responsible for oversight of management as it relates to identiﬁcation, assessment, mitigation, and general management of risks relating to the Company’s strategy and operations. The Board administers this responsibility through its review of corporate strategy and operations, and by delegating certain oversight responsibilities to the appropriate committees for further consideration and evaluation. The Board receives brieﬁngs from members of management on key strategic and operational risks during the July Board meeting, during regular management presentations, and as the other committees deem necessary in their Board reports. Spirit AeroSystems 2022 Proxy Statement 19 CORPORATE GOVERNANCE (continued)

Management’s Role in Risk Oversight The Company’s management is responsible for the identification, assessment, mitigation, and management of risks relating to the Company’s strategy and operations. Apart from reporting to the Board, management engages in a robust enterprise risk management process that involves: (i) creating risk-assessment surveys and conducting interviews; (ii) reviewing, repositioning, and prioritizing identified risks by a risk council composed of executive leadership; (iii) assigning risks to risk owners based on responsibilities with respect to the Company’s strategic objectives; (iv) developing and reporting mitigation plans by the risk owners and risk management team to the risk council; and (v) receiving insights from the Company’s internal audit function. On a quarterly basis, the status of the top risks identified in management’s enterprise risk management process, along with their associated mitigation plans, is presented to the Risk Committee. Risks that the Company focused on in 2021 included matters relating to the ongoing effects of the 737 MAX grounding, COVID-19 pandemic, financial performance recovery, quality, safety, and cybersecurity, among other items. Cybersecurity The Risk Committee of the Board is charged with reviewing the Company’s cybersecurity matters. Management reports to the Risk Committee quarterly regarding cyber practices and procedures. The Company requires cybersecurity education and training at all levels of the organization. Spirit works to maintain the confidentiality, integrity, and availability of its information and digital resources through comprehensive and proactive compliance, privacy, incident response, cyber threat management, and enterprise risk programs developed from industry-accepted best practices. The framework for our programs is based on the U.S. Department of Defense Cybersecurity Maturity Model Certification (CMMC) and National Institute of Security and Technology (NIST) Frameworks, U.K. Cyber Defence and Risk (CyDr), Generally Accepted Privacy Program (GAPP) guiding principles, and ISO 27001/2 standards. These standards reflect well-defined processes and best-in-class technology. Succession Planning The Board is responsible for overseeing management succession planning. At least twice annually, the Board reviews candidates for succession with respect to the CEO role and other senior management roles. Succession plans have been developed for both ordinary course succession and contingency planning for an unforeseen event. The Board receives updates on the development of the succession candidates regularly. Directors engage with potential succession candidates during formal presentations at Board and committee meetings and at informal events. Stockholder Engagement Our Board recognizes the importance of remaining aligned with our stockholders. The Board places a high priority on stockholder engagement, which we believe contributes to transparency and accountability. Our stockholder outreach team includes representatives from various functions including Sustainability, Compensation, Human Resources, Investor Relations, and the Corporate Secretary’s office. This team engages proactively with our stockholders throughout the year. Stockholder feedback is communicated to the Board and is instrumental in developing our governance, compensation, and sustainability policies and practices, and in informing our business strategy. CORPORATE GOVERNANCE (continued) 20 Spirit AeroSystems 2022 Proxy Statement

Spirit AeroSystems 2022 Proxy Statement 21 CORPORATE GOVERNANCE (continued) How We Engaged We engaged with our stockholders year-round in 2021 in a variety of ways: In the fall, we reached out to our largest stockholders representing nearly 50% of outstanding shares to solicit feedback on a variety of topics. We held calls with stockholders and discussed compensation, governance priorities, diversity, and sustainability performance, among other topics. Our investor relations team regularly meets with our stockholders, prospective stockholders, and investment analysts. We received unsolicited outreach from stockholders and responded to engage on areas of importance to them. What We Heard Below is a summary of the feedback we received in 2021: Positive feedback on the Company’s navigation of the COVID-19 pandemic and 737 MAX grounding dual crises. Requests to highlight the connection between pay and performance in our compensation programs, and return to more traditional incentive compensation financial metrics. Desire for continued focus on Board refreshment and diversity. Interest in our sustainability reporting and goals, including applied standards. How We Responded The following is a summary of action taken in response to stockholder feedback: We modified the weighting and metrics for our 2022 performance incentives (see “Compensation Discussion and Analysis” below for details). The average tenure of 7.1 years for our 2022 nominees represents a substantial decrease from the prior year. Two of our six most recently appointed independent directors are women and two are ethnically diverse (including one of the women). We are currently preparing our second annual Sustainability Report that will include enhanced disclosure and updates to progress on our sustainability programs. Overboarding Policy Per our Governance Guidelines, directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as Board members. A director may not serve on the boards of more than four other public companies or, if the director is an active CEO or equivalent of another public company, on the boards of more than two other public companies. In addition, directors must notify the Governance Committee before accepting an invitation to serve on the board of any other for-profit entity. The director must not accept such service until being advised by the Governance Committee Chair that the committee has determined that service on such other board would not create regulatory issues or potential conflicts of interest and would not conflict with the Company’s policies. All directors are in compliance with the Company’s overboarding policy as of the date of this Proxy Statement.

Code of Conduct The Company is committed to the highest ethical standards and complying with all laws and regulations applicable to the Company’s business. To support and articulate its commitment and responsibility in this regard, the Company has adopted the Code of Conduct (the “Code”). The Code addresses a number of topics, including the Foreign Corrupt Practices Act, conflicts of interest, safeguarding assets, insider trading, and general adherence to laws and regulations. All directors and employees, including executive officers, must comply with the Code. The Code is available on the Company’s website at http://investor.spiritaero.com/corporate-governance/OD/default.aspx. Social Responsibility and Sustainability In 2021, Spirit launched its first annual Sustainability Report (the “Report”), highlighting the Company’s work to meet its sustainability goals and objectives. The Report describes Spirit’s efforts to support the United Nations’ Sustainable Development Goals (SDGs), and utilizes the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force for Climate-Related Financial Disclosures (TCFD) frameworks. The second annual Sustainability Report will be published in 2022, continuing to focus on transparency in our disclosures. Pursuant to its charter, the Governance Committee oversees Spirit’s practices and reporting with respect to corporate responsibility, environmental, and social factors that are of significance to the Company and its stakeholders. Climate Action Plan Spirit is committed to conducting and managing its business in a manner that protects the environment and supports the transition to a low-carbon economy. We are transitioning to renewable energy at many of our sites across the globe. Additionally, Spirit has set a goal to reduce our absolute Scope 1 and 2 greenhouse gas emissions by 30% below 2019 levels by 2030. Our strategies and programs consider climate, water, waste, and biodiversity. Diversity, Equity, and Inclusion At Spirit, we believe our success and the success of our employees depends on a commitment to fostering a diverse and inclusive culture that supports growth and development, along with the diverse skills needed to innovate. We have set a goal to increase representation of women in leadership (senior manager and above globally) to 30%, and minorities in leadership (senior manager and above in the U.S.) to 20%, by 2025. In 2021, Spirit launched “The Power of Choice” leadership development program for women and other underrepresented talent within our organization. Community Contributions We believe in the power of innovative solutions, partnerships, and programs that bring communities together. In 2021, Spirit and its employees continued to support local communities, and contributed over 8,000 volunteer hours and donated roughly $4 million through corporate grants, in-kind contributions, and employee donations. For more information, visit www.spiritaero.com/company/sustainability/overview/. Expiration of Stockholder Rights Plan The Company adopted a limited duration stockholder rights agreement (the “rights plan”) on April 22, 2020. The rights plan expired on April 22, 2021. As of the filing date of this Proxy Statement, the Company does not intend to renew the rights plan. 100% Wind Energy in Kansas As of 2022, Spirit’s entire 12 million square foot facility in Wichita is now fully powered by a nearby wind farm. The project is also designed to support local economic development. Water Recycling at Scale Spirit has one of the largest industrial water reuse systems in the United States – recycling more than 800 million gallons of process water at our Wichita location in 2021. CORPORATE GOVERNANCE (continued) 22 Spirit AeroSystems 2022 Proxy Statement

Spirit AeroSystems 2022 Proxy Statement 23 Related Person Transactions The Board has adopted a written Related Person Transaction Policy (the “RPT Policy”) that can be found on the Company’s website at http://investor.spiritaero.com/corporate-governance/govdocs/default.aspx. The purpose of the RPT Policy is to ensure the proper evaluation, approval or ratification, and reporting of related person transactions. Such transactions are only appropriate if they are fair to, and in the best interests of, the Company. Under the RPT Policy, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a Related Person (as defined below) has, had, or will have a direct or indirect material interest. A Related Person is a director, director nominee, officer, or 5% stockholder, or any of their immediate family members. The existence of a direct or indirect material interest depends upon individual facts and circumstances and is determined by our General Counsel or the Governance Committee. The Governance Committee is responsible for reviewing these transactions and determining whether they are fair to, and in the best interests of, the Company. After review of the relevant facts and circumstances, if the Governance Committee concludes a related person transaction is fair to, and in the best interests of, the Company, it may approve or ratify the transaction. If the Governance Committee declines to approve or ratify any related person transaction, the Company’s General Counsel, in coordination with the affected business unit or corporate function, will review the transaction, determine whether it should be terminated or amended in a manner that is acceptable to the Governance Committee, and advise the Governance Committee of their recommendation. The Governance Committee will then consider the recommendation at its next meeting. If the General Counsel does not ultimately recommend the transaction to the Governance Committee or if the Governance Committee does not approve the transaction, the proposed transaction will not be pursued; or, if the transaction has already been entered into, the Governance Committee will determine an appropriate course of action with respect to the transaction. No transactions occurred since January 1, 2021, that fall within the definition of “related person transaction” in the RPT Policy or under Item 404 of Regulation S-K. The Governance Committee reviewed potential transactions in accordance with the RPT Policy, including transactions relating to Mr. Fulchino’s interest in AEI and determined such not to be related person transactions under the RPT Policy or under Item 404 of Regulation S-K. See “Director Independence” for more information. CORPORATE GOVERNANCE (continued) For More Information, Governance Documents Are Available on Our Website We maintain governance documents on our website at http://investor.spiritaero.com/corporate-governance/govdocs/ default.aspx. These documents include, without limitation, our: Bylaws; Governance Guidelines; Committee Charters; Code of Conduct; Finance Code of Professional Conduct; Supplier Code of Conduct; Related Person Transaction Policy; Discrimination and Harassment Policy; and Anti-Hedging and Pledging Policy.

Overview Non-employee directors receive annual cash and equity compensation as described below. Equity compensation is granted under the Director Stock Program adopted under the 2014 Omnibus Incentive Plan, as amended (the “OIP”). The Compensation Committee reviews non-employee director compensation amounts and practices annually. As part of their review, the Compensation Committee evaluates non-employee director compensation data from the companies in Spirit’s proxy peer group, including data regarding the size of equity awards. In addition, the Compensation Committee confers with its independent compensation consultant on the magnitude and type of non-employee director compensation, and reviews market data and benchmarking surveys provided by the consultant. Based upon that information, the Compensation Committee makes a recommendation to the Board. The Board approves the form and amount of compensation after considering the Compensation Committee’s recommendation. In developing its recommendations, the Compensation Committee is guided by the following goals with respect to non- employee director compensation: Compensation should be market-competitive in relation to similarly-situated companies, including the Company’s proxy peer group; Compensation should align directors’ interests with the long-term interests of the Company’s stockholders; and The compensation structure should be simple, transparent, and easy for stockholders to understand. Compensation Elements The following table describes the elements of the 2021-2022 term non-employee director compensation program: 2021-2022 Amounts Element ($) Annual Board Cash Retainer 110,000 Annual Board Equity Retainer 135,000 Additional Retainer for Chairman of the Board 115,000 Additional Retainer for Chair of the Audit Committee 26,000 Additional Retainer for Chair of the Compensation Committee 21,000 Additional Retainer for Chair of Other Committees 15,000 Cash Retainers Each Board member receives an annual cash retainer. The Chairman of the Board and each committee chair receives an additional cash retainer. Directors may elect to receive their retainers in shares of restricted stock or restricted stock units (“RSUs”) in lieu of cash, but if any director ceases to serve as a director for any reason during the term, any such elective equity award will be forfeited and the director will receive a pro-rated portion of the annual retainer in cash. Except with respect to elective equity awards in lieu of cash, cash compensation is paid quarterly in arrears. DIRECTOR COMPENSATION 24 Spirit AeroSystems 2022 Proxy Statement

Equity Retainer Each Board member receives an annual equity retainer, which may be paid in the form of restricted stock or RSUs. Both types of awards vest if the non-employee director remains continuously in service for the entire term to which the grant relates. If the non-employee director incurs a termination for any reason before the end of the term (before the annual meeting of stockholders following the grant), the awards are forfeited. The Board may, in its discretion, waive this one- year vesting condition (in whole or in part) if it deems it appropriate and in the best interest of the Company to do so. Upon vesting, shares relating to restricted stock awards are delivered to the director free of restriction; however, vested shares underlying RSUs are not delivered to the director until the date that the director leaves the Board. Restricted stock confers voting and dividend rights; dividends accrue during the restricted period and are paid out upon vesting. RSUs do not confer voting rights, but do confer dividend-equivalents; dividend equivalents accrue during the restricted period and thereafter, and are delivered out upon settlement. If the awards are forfeited, dividends or dividend-equivalents, as applicable, are also forfeited. Other Compensation Directors are reimbursed for out-of-pocket expenses incurred in connection with their Board service. The Company does not provide perquisite allowances to non-employee directors. Director Stock Ownership Requirements Non-employee directors are required to own stock equal to five times the annual Board cash retainer, which currently amounts to $550,000. Non-employee directors have four years of Board service before they are required to meet the minimum stockholder requirements. Restricted stock and RSUs held by directors are counted in determining whether the minimum stockholding requirements are satisfied. Information regarding the current stock ownership of the Company’s non-employee directors can be found below under “Stock Ownership — Beneficial Ownership of Directors and Executive Officers.” As of March 1, 2022, all non-employee directors were either in compliance with the stock ownership requirements or were on track to achieve compliance in the required time frame. Spirit AeroSystems 2022 Proxy Statement 25 DIRECTOR COMPENSATION (continued)

DIRECTOR COMPENSATION (continued)

2021 Director Compensation Table

The following table sets forth non-employee director compensation for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total[3] ($)
Stephen A. Cambone	103,091	135,026	238,117
Charles L. Chadwell	116,528	135,026	251,554
Irene M. Esteves	127,507[4]	135,026	262,533
William A. Fitzgerald	15,110[5]		15,110
Paul E. Fulchino	122,224[6]	135,026	257,250
Richard A. Gephardt	103,091	135,026	238,117
Robert D. Johnson	208,249	135,026	343,275
Ronald T. Kadish	116,528	135,026	251,554
John L. Plueger	103,091[7]	135,026	238,117
Patrick M. Shanahan	15,110		15,110
Laura H. Wright	111,186	135,026	246,213

[1]Includes annual cash retainer and committee chair retainers earned for 2021, including any such retainers that were paid in the form of restricted stock or RSUs in 2021 or 2022 by the director's election in lieu of cash compensation for 2021. Ms. Esteves and Messrs. Fitzgerald, Fulchino and Plueger elected to defer all or a portion of their annual cash retainers for 2021 as set forth in footnotes (4) - (7).

[2]Represents the aggregate grant date fair value of the stock awards computed in accordance with authoritative guidance on stock-based compensation accounting issued by the Financial Accounting Standards Board (the "FASB"). On May 10, 2021, each non-employee director, other than Messrs. Fitzgerald and Shanahan, received an annual grant of 3,016 shares of restricted stock or RSUs with an aggregate value of $135,000 based on $44.77 per share, the closing price of Common Stock on the grant date. As a result of rounding of fractional share amounts, the grants were valued at $135,026. Messrs. Fitzgerald and Shanahan joined the Board in November 2021 and thus did not receive stock awards in 2021. As of December 31, 2021, each non-employee director's aggregate number of unvested restricted stock or RSUs was as follows: Dr. Cambone: 3,016 shares of restricted stock; Mr. Chadwell: 3,016 shares of restricted stock; Ms. Esteves: 6,055 RSUs (includes 3,039 RSUs received in lieu of 2021-2022 term annual cash and committee chair retainers); Mr. Fulchino: 5,944 shares of restricted stock (includes 2,928 shares of restricted stock received in lieu of 2021-2022 term annual cash and committee chair retainers); Mr. Gephardt: 3,016 shares of restricted stock; Mr. Johnson: 3,016 shares of restricted stock; Mr. Kadish: 3,016 shares of restricted stock; Mr. Plueger: 5,474 shares of restricted stock (includes 2,458 shares of restricted stock received in lieu of 2021-2022 term annual cash retainer); and Ms. Wright: 3,016 shares of restricted stock. As of December 31, 2021, Messrs. Fitzgerald and Shanahan held no unvested restricted stock or RSUs. Note that any RSUs or shares of restricted stock received in lieu of annual cash and committee chair retainers described in this footnote were granted in 2021 and relate to retainers earned over the director's 2021-2022 annual term, which covers portions of two calendar years, and that upon any termination of services of the director during the outstanding term, the equity award will be canceled, and a cash payment will be made therein that is equal to the cash amounts earned by the director through the date of such termination of service.

[3]No non-employee director received perquisites or other personal benefits during 2021.

[4]Includes $127,507 in annual cash and committee chair retainers that were paid in the form of 3,860 shares of RSUs for Ms. Esteves pursuant to her election. The RSUs were granted to Ms. Esteves in part on May 10, 2021, and in part on May 11, 2020, and are included in this disclosure because the RSUs were granted in lieu of cash payments earned for service in 2021.

[5]Includes $15,110 in annual cash retainer that was paid in the form of 306 shares of restricted stock for Mr. Fitzgerald pursuant to his election. The restricted stock was granted to Mr. Fitzgerald on February 7, 2022, but are included in this disclosure because the restricted stock was granted in lieu of cash payments earned for service in 2021.

[6]Includes $122,224 in annual cash retainer and committee chair retainers that were paid in the form of 3,688 shares of restricted stock for Mr. Fulchino pursuant to his election. The restricted stock was granted to Mr. Fulchino in part on May 10, 2021, and in part on May 11, 2020, and is included in this disclosure because the restricted stock was granted in lieu of cash payments earned for service in 2021.

[7]Includes $103,091 in annual cash retainer that was paid in the form of 3,121 shares of restricted stock for Mr. Plueger pursuant to his election. The restricted stock was granted to Mr. Plueger in part on May 10, 2021, and in part on May 11, 2020, and is included in this disclosure because the restricted stock was granted in lieu of cash payments earned for service in 2021.

26 Spirit AeroSystems 2022 Proxy Statement

STOCK OWNERSHIP

Beneficial Ownership of Directors and Executive Officers

The following table sets forth, as of March 1, 2022, the shares of Common Stock beneficially owned by each director and executive officer, individually and as a group. Our directors and executive officers beneficially own less than 1.0% of our Common Stock both individually and in the aggregate. For purposes of the table, shares are considered to be beneficially owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to the shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days after March 1, 2022.

Name	Common Stock Beneficially Owned	RSUs Vesting Within 60 Days of Record Date	Time-Based and Performance-Based Restricted Stock[1]	Total Common Stock Beneficially Owned	Unvested RSUs[2]	Total Common Stock Beneficially Owned Plus Unvested RSUs
DIRECTORS						
Stephen A. Cambone	5,458	1,356	3,016	**9,830**		**9,830**
Charles L. Chadwell	20,731	4,884	3,016	**28,631**		**28,631**
Irene M. Esteves		29,519		**29,519**	6,055	**35,574**
William A. Fitzgerald					2,263	**2,263**
Paul E. Fulchino	25,902		5,944	**31,846**		**31,846**
Richard A. Gephardt	9,634	5,790	3,016	**18,440**		**18,440**
Robert D. Johnson	16,125		3,016	**19,141**		**19,141**
Ronald T. Kadish	25,563		3,016	**28,579**		**28,579**
John L. Plueger	21,961	13,026	5,474	**40,461**		**40,461**
James R. Ray, Jr.						
Patrick M. Shanahan			1,247	**1,247**		**1,247**
Laura H. Wright	10,318		3,016	**13,334**		**13,334**
EXECUTIVE OFFICERS						
Thomas C. Gentile III	185,042		132,820	**317,862**	139,160	**457,022**
Mark J. Suchinski	29,162		16,255	**45,417**	24,359	**69,776**
Samantha J. Marnick	64,149		21,967	**86,116**	32,033	**118,149**
Duane F. Hawkins[3]	55,469	24,511	18,570	**98,550**		**98,550**
William E. Brown	33,078		14,843	**47,921**	15,551	**63,472**
Mary ("Mindy") McPheeters	5,147		8,046	**13,193**	6,641	**19,834**
Terry J. George	13,722		9,252	**22,974**	12,028	**35,002**
Kevin Matthies	28,422		10,989	**39,411**	13,979	**53,390**
Scott M. McLarty	16,195		9,059	**25,254**	13,925	**39,179**
Justin Welner	15,592		13,780	**29,372**	9,343	**38,715**
Kailash Krishnaswamy	10,039	1,334	14,722	**26,095**	10,438	**36,533**
All directors and executive officers as a group (20 persons)	591,709	80,420	301,064	**973,193**	285,775	**1,258,968**

Spirit AeroSystems 2022 Proxy Statement 27

STOCK OWNERSHIP (continued)

[1]For directors: includes unvested time-based restricted stock awards but excludes RSUs. RSUs do not confer voting rights until they are settled upon the director's departure, as described in footnote (2) below. For executive officers: includes unvested time-based and performance-based restricted stock awards that are forfeitable until the vesting date or performance certification date, as applicable. Performance-based restricted stock awards are included in the table at target amounts. This column does not include any time-based or performance-based restricted stock units as they do not confer voting rights.
[2]For directors: RSUs vest after one year of service as a director. However, RSUs are not payable until the director's termination of service. At such time, the RSUs will be settled, at the Board's option, in cash or shares of Common Stock based on the market value of Common Stock upon termination of service. Because of this, all vested RSUs are included under the "RSUs Vesting within 60 days of Record Date" column. The RSUs included under the "RSUs" column are currently unvested. For executives: reflects time-based RSUs granted in 2021 and 2022 that were still unvested. Does not include performance-based restricted stock units.
[3]Mr. Hawkins reached retirement eligibility for time-based restricted stock units in 2020 and, accordingly, all outstanding time-based restricted stock units are included under the "RSUs Vesting within 60 days of Record Date" column.

Beneficial Ownership of Major Stockholders

The following table sets forth information with respect to beneficial owners of more than 5% of the Common Stock as of March 1, 2022. The information set forth below is based on ownership statements filed with the SEC pursuant to Section 15(d) or 13(g) of the Exchange Act.

Name	Amount of Shares Beneficially Owned	Percentage of Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
The Vanguard Group[1] **100 Vanguard Blvd.** **Malvern, PA 19355**	9,315,232	8.88%		53,927	9,174,580	140,652
Blackrock, Inc.[2] **55 E. 52nd St.** **New York, NY 10005**	5,931,378	5.65%	5,364,761		5,931,378	

[1]Information is based on an amended Schedule 13G filed with the SEC on February 10, 2022.
[2]Information is based on an amended Schedule 13G filed with the SEC on February 4, 2022.

Delinquent Section 16(a) Reports

To the Company's knowledge, based solely on a review of reports filed under Section 16(a) of the Exchange Act and certain reporting persons' written representations, the Company believes that all filings required to be made by reporting persons holding Common Stock were timely filed in accordance with Section 16(a) of the Exchange Act in 2021 except for: (i) Mr. Fitzgerald's Form 3 due on November 12, 2021, which was missed due to delays in obtaining a CIK number, and (ii) Kailash Krishnaswamy's Form 4 due on December 15, 2021, which was missed due to an administrative error. A Form 3 was filed for Mr. Fitzgerald on November 29, 2021, and a Form 4 for Mr. Krishnaswamy was filed on January 28, 2022.

28 **Spirit AeroSystems** 2022 Proxy Statement

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION We are seeking advisory approval of the compensation of our named executive officers (“NEOs”), as set forth in the following “Compensation Discussion and Analysis” section. This “say-on-pay” vote is intended to address the overall compensation of the Company’s NEOs and the objectives, policies, and practices described in this Proxy Statement. We conduct a say-on-pay vote annually. The Board believes that our executive compensation promotes stockholder interests by providing a strong link between pay and performance consistent with practices across the Company’s peer group. Accordingly, the Board asks the Company’s stockholders to vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures.” The Board and Compensation Committee will review the voting results of Proposal 2 and take them into consideration when making future decisions regarding executive compensation. The Board recommends you vote “FOR” the resolution approving the compensation of our named executive officers. Voting Standard The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non- binding approval with respect to Proposal 2. With respect to Proposal 2, a stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will be counted as present at the Annual Meeting and, therefore, they will have the effect of votes “AGAINST” Proposal 2. Under the NYSE rules, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter. Spirit AeroSystems 2022 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. For a description of how such non-GAAP measures are calculated, as well as a reconciliation to the most comparable GAAP measures, see “Non-GAAP Financial Measures” set forth in Appendix A. 2021 Named Executive Officers This section describes the compensation program and plans for our NEOs. Our 2021 NEOs were: Thomas C. Gentile III President and Chief Executive Officer Mark J. Suchinski Senior Vice President and Chief Financial Officer Samantha J. Marnick Executive Vice President, Chief Operating Officer, and President, Commercial Duane F. Hawkins Executive Vice President and President, Defense & Space Kevin Matthies Senior Vice President, Chief Technology and Quality Officer For a full description of the compensation we pay to our NEOs, please review this section and the related compensation tables carefully. Say on Pay Vote and Stockholder Engagement on Compensation After years of overwhelming stockholder support exceeding 90%, our say on pay resolutions received only 74% and 61% support at our 2020 and 2021 Annual Meetings, respectively. This was due in part to the voting standard under our Bylaws (which treats broker non-votes and abstentions as “against” votes) and support was nearly 80% in each of these years when measured as a straight percentage of shares voted. Even so, we were not satisfied with these results and we expanded our stockholder engagement program with a focus on understanding concerns regarding compensation practices. In our 2021 outreach to stockholders representing nearly 50% of the Company’s outstanding shares, we 2021 Named Executive Officers . . . . . . . . . . . . . . . . . . . . . 30 Say on Pay Vote and Stockholder Engagement on Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30 How Performance Determines Pay . . . . . . . . . . . . . . . . . . . . 32 Executive Compensation Plan Design . . . . . . . . . . . . . . . . . . 33 Peer Benchmarking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36 2021 Performance and Payouts . . . . . . . . . . . . . . . . . . . . . . 37 Compensation Governance . . . . . . . . . . . . . . . . . . . . . . . . . 44 Other Compensation Elements and Information . . . . . . . . . . . 48 Executive Compensation Tables . . . . . . . . . . . . . . . . . . . . . . 50 Employment and Separation Agreements . . . . . . . . . . . . . . . 58 Potential Payments Upon Termination or Change in Control . . . 58 2021 CEO Pay Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61 Compensation Committee Report . . . . . . . . . . . . . . . . . . . . . 62 30 Spirit AeroSystems 2022 Proxy Statement

expressly requested feedback on compensation matters. Through these engagements, which included the Chair of our Compensation Committee when requested, we received important feedback that led to changes in our compensation practices. These changes are summarized in the chart below. For more details on our 2021 stockholder engagement program see the “Stockholder Engagement” section. What We Heard How We Responded *Other than restoration received by all NEOs in early January 2021 of the 20% pay reduction taken in response to the COVID-19 pandemic. For each of the long-term performance award periods ended December 31, 2020, and December 31, 2021, our NEOs received no vesting payouts. The average annual cash incentive payouts for 2020 and 2021 were well below target (88% and 80%, respectively). We believe these goals were appropriately rigorous as reflected in the payout levels. In response to the COVID-19 pandemic, many companies made “in- flight” adjustments to their performance payouts. Our Compensation Committee made no such adjustments despite being confronted by both the COVID-19 pandemic and the 737 MAX grounding. Ensure rigorous goal-setting for performance incentives. We have included in this Proxy Statement additional information regarding our peer selection process (see “Peer Benchmarking”). Provide more robust disclosure of the process for selecting the Company’s peers. We adjusted the weighting for the performance component of our 2022 long-term incentives from 60% time-based and 40% performance-based to 50% time-based and 50% performance-based. In addition, we removed the individual performance component of our annual cash incentive for our CEO and other NEOs going forward, so that achievement is now based solely on Company performance. In prior years, individual performance accounted for 20% of our CEO’s and 25% of our other NEOs’ annual cash incentive payout determination. Continue to focus on strengthening the link between Company performance and executive performance incentives. We returned to more traditional performance incentive metrics for our 2022 performance programs: Annual cash incentive: free cash flow, EBIT, revenue, and quality Long-term performance incentive: total stockholder return (“TSR”) Our stockholders also provided positive feedback on the Company’s navigation of the COVID-19 and 737 MAX grounding crises and understood the difficulty the Compensation Committee faced in designing compensation incentives during such unique and challenging times. Return to the use of incentive compensation metrics focused on fundamental financial performance indicators. The Compensation Committee strives for internal pay equity among our NEOs taking into consideration individual position, responsibilities, experience, and market-based analytics. In 2021 and early 2022, each of our NEOs other than the CEO received compensation increases, primarily in connection with promotions or increasing responsibilities. Mr. Gentile’s responsibilities and position did not change and his fixed compensation and targets remained static during this period*. For additional information on our NEOs’ compensation changes see “Individual NEO Performance and Compensation Changes.” Monitor pay equity across the NEO group, with particular attention to CEO compensation relative to other NEOs. Spirit AeroSystems 2022 Proxy Statement 31 COMPENSATION DISCUSSION AND ANALYSIS (continued)

How Performance Determines Pay Pay-for-Performance Our compensation programs are designed to incentivize achievement of annual and long-term performance objectives. Our Compensation Committee is focused on setting robust goals that align executive compensation with long-term stockholder value. The Compensation Committee and Board are acutely aware of the impact the COVID-19 pandemic and 737 MAX grounding have had on our stock price performance over the last several years. The following table compares the alignment of our NEO performance incentive payouts with our stock price performance. This table shows that our compensation plans are working as intended by appropriately tying pay to performance. NEO Performance Pay and Stock Price *Reflects the 20-day moving average stock price through the first trading day of each respective year (January 2, 2019, January 2, 2020, January 4, 2021 and January 3, 2022). **Reflects a blended payout based on 120% achievement for the TSR portion of this award and 200% achievement for the free cash flow portion of this award. Each portion was equally weighted. See Appendix A for an explanation and reconciliation of non-GAAP measures. Performance-based pay for our NEOs is comprised of our annual cash incentive and long-term performance incentive, which together made up over 42% of total direct NEO compensation in 2021. At the beginning of each year, our Compensation Committee makes payout and vesting decisions for these programs based on prior period performance. The grey payout and blue vesting amounts above reflect the Compensation Committee’s decisions at the beginning of the corresponding year. For example, the “2022 Decisions” axis item corresponds with the Committee’s determination in January 2022 that, based on performance, NEOs would receive an average annual cash incentive payout for 2021 of 80% and that 0% of the long-term performance incentive would vest for the January 1, 2019, through December 31, 2021, performance period. Total compensation for our NEOs for 2021 (as discussed in detail below) includes meaningful new equity realization opportunities, which is intentional by our Compensation Committee to strongly align our NEOs’ interests with those of our stockholders. The performance-incentive grants made to our NEOs each year provide a direct incentive for improved stock price performance. Conversely, and as reflected in the table above, when performance does not meet threshold targets, performance shares are forfeited by our NEOs. 300% 250% 200% 150% 100% 50% 0% $80 $70 $60 $50 $40 $30 $20 $10 $0 PAYOUT OR VESTING AMOUNT AS A PERCENTAGE OF TARGET 20-DAY MOVING AVERAGE STOCK PRICE* 2019 DECISIONS 2020 DECISIONS 2021 DECISIONS 2022 DECISIONS Average Annual Cash Incentive Payout Long-term Performance Incentive Vesting Stock Price 89% 100% $72.92 $77.76 $37.77 $41.67 160%** 0% 0% 100% 88% 80% COMPENSATION DISCUSSION AND ANALYSIS (continued) 32 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued) Looking Forward: Changes for 2022 Incentives Going into 2022, we are focused on fundamental financial performance and strengthening the pay-for-performance link consistent with the feedback we received from our stockholders. The following are changes we made for our 2022 incentive programs. Annual Cash Incentive Long-Term Incentive Executive Compensation Plan Design The objectives of our executive compensation programs are to: attract, retain, and motivate highly qualified executives; promote absolute performance through the use of structured incentives; align pay with relative performance by developing and benchmarking against an appropriate peer group (see “Peer Benchmarking”); link the interests of our NEOs with those of our stockholders, including by using TSR as a compensation incentive metric; and manage appropriate risk-taking through the use of diversified performance measures, payment caps, clawback policies, and other tools. What We Do What We Don’t Do Adjusted the weighting for the performance component of our 2022 long-term incentives from 60% time-based and 40% performance- based to 50% time-based and 50% performance-based. Maintained a relative TSR metric for our long-term performance incentive grants to promote focus on stock-price performance and alignment with stockholder interests. This also provides an objective and visible measure of relative performance against our peers. Established a secondary peer group specific to relative-TSR to maximize effectiveness of this metric as an incentive tool. Removed the individual performance component of our annual cash incentive for our CEO and other NEOs so that achievement is now based 100% on Company performance against established targets. Returned to more traditional performance metrics for our annual cash incentive: Free Cash Flow (40%) EBIT (20%) Revenue (20%) Quality (20%) Updated our primary compensation benchmarking peer group to reflect market dynamics and the most currently appropriate peer companies. Ongoing Accruals. No ongoing accruals under defined-benefit Supplemental Executive Retirement Plan Pay-for-Performance. Over 42% of direct NEO pay is tied to performance results Share Recycling. No share recycling (other than in the context of forfeited shares) Peer Benchmarking. Compensation packages are benchmarked against peers through relative metrics Hedging, Pledging, and Shorts. No short selling, pledging, or hedging Company stock Limit Awards. Payout of annual cash incentive and performance- based restricted stock awards is capped at 200% Enhanced Benefit Plans. No enhanced health and welfare benefit plans for executives Performance Weighting. Long-term incentive grants are weighted 50% performance and 50% time-based starting in 2022 Spirit AeroSystems 2022 Proxy Statement 33

What We Do What We Don’t Do Setting Target Pay The Compensation Committee reviews and approves the target pay levels for our NEOs with respect to salary, our annual cash incentive, and our long-term incentives. In setting these levels, the Compensation Committee works with management and external advisors, including our independent compensation consultant, Meridian Compensation Partners, and reviews the following: the Company’s compensation objectives; peer group compensation levels and broad survey data provided by the Compensation Committee’s independent compensation consultant, along with other market data; each individual position’s responsibilities, goals, and challenges; and the experience, prior performance, and potential of each executive. The Company generally sets total annual direct compensation (consisting of base salary, the annual cash incentive, and long-term incentives) of the NEOs at a target level that is at or around the market median, subject to individual circumstances and exceptions. Additional information about the Company’s peer group can be found under the “Peer Benchmarking” section. Aligning Pay with Performance The 2021 compensation structure (excluding perquisite, “other” compensation, and changes in pension value) for our Chief Executive Officer (“CEO”) and the other NEOs is described in the below charts. These charts show that a substantial portion of our CEO’s and NEOs’ direct compensation is delivered through performance-based pay: 44% for our CEO and 42% for our other NEOs. Guaranteed Payouts. No guaranteed payouts on performance- based equity compensation (except for upon death or disability) Equity Incentives. Long-term incentives are paid entirely in Common Stock Dividends on Unvested Shares. No dividend payments on time- or performance-based restricted stock awards until they vest Clawback Policy. The Company’s short- and long-term incentive awards are subject to clawback provisions Tax Gross-Ups. No tax gross-ups related to a change in control Stock Ownership Requirements. Our executives are required to maintain stock ownership measured as a multiple of base salary (5x for CEO, 3x for EVP/SVP, 1x for VP) Single-Trigger Change in Control. We maintain double trigger change in control provisions Annual Say-on-Pay. Stockholders cast an annual advisory say- on-pay vote Independent Consultant. The Compensation Committee uses an independent compensation consultant and assesses independence annually Rigorous Targets. Performance targets are rigorous and tied to key measures of profitability and performance COMPENSATION DISCUSSION AND ANALYSIS (continued) 34 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

CEO PAY MIX


87% At-Risk/ Variable
13% Salary
15% Annual Cash Incentive
43% Time-Based Restricted Stock
29% Performance-Based Restricted Stock

OTHER NEO PAY MIX


74% At-Risk/ Variable
26% Salary
32% Time-Based Restricted Stock
21% Annual Cash Incentive
21% Performance-Based Restricted Stock

Our Pay Metrics

The table below explains the metrics we used to measure performance for determining 2021 compensation. We strive to design incentive plans that challenge our executives and drive achievement, but are also achievable at target performance, with less frequent achievement of maximum performance and below threshold performance.

Program	Metric	Percentage of Component	Scale	Rationale for Metric
Annual Cash Incentive — Company Performance (80% of total for CEO and 75% for other NEOs)	Adjusted Net Debt*	40%	Threshold: ($2.618 billion) Target: ($2.568 billion) Maximum: ($2.518 billion)	Reducing net debt is a key objective and indicator to improve financial stability, return to investment grade, and reduce borrowing costs
	Operating Cost	30%	Threshold: $1.793 billion Target: $1.718 billion Maximum: $1.643 billion	Controlling operating costs is key to demonstrating discipline and achieving continuous margin improvement
	New Revenue Growth	15%	Threshold: $151.5 million Target: $218 million Maximum: $271 million	Drives the Company's diversification priorities and overall growth targets
	Quality	15%	Threshold: 0.5 Target: 1.0 Maximum: 2.0	Quality is how our customers measure compliance with specifications and has direct financial impact. Our quality index uses key customer metrics
Annual Cash Incentive — Individual Performance (20% of total for CEO and 25% for other NEOs)	Individual Performance Goals	100%	Achievement of individual performance goals relevant to each NEO's assignment	Incentivizes personal performance and contributions to the Company's financial and operating results
Long-Term Incentive Program	Stock Price (Time-Based RSUs)	60%	3 year vesting period	Promotes absolute stock price performance and executive retention by requiring continuous employment
	TSR (Performance-Based RSUs)	40%	Threshold: 25th percentile Target: 50th percentile Maximum: 75th percentile	Promotes relative stock price performance by measuring the Company's TSR percentile rank against its peers over a three-year performance period

*Please see Appendix A for an explanation and reconciliation of non-GAAP measures.

Spirit AeroSystems 2022 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Peer Benchmarking

In order to effectively attract, motivate, and retain our executives, the Compensation Committee regularly examines market data for both pay levels and pay practices with the assistance of our independent compensation consultant. Benchmarking data provides valuable insights regarding market practices, and the Compensation Committee generally targets the median compensation range for our executives. However we do not use a formulaic approach to determining competitive pay levels and will deviate from that range to address business needs, individual performance, internal pay equity across the executive team, and succession planning.

Given the unique nature of the Company's business, and the lack of true direct competitors in the market, it is challenging to develop a single set of peer companies for purposes of compensation benchmarking. While certain companies conduct business in areas that overlap with ours, many are either much smaller or much larger in scope with limited direct overlap. In addition, the Company's profile is evolving as we integrate acquisitions and make progress on our diversification efforts. To address these challenges, beginning in 2022 the Compensation Committee developed both a primary compensation peer group and a secondary peer group for benchmarking relative TSR performance. Specific factors considered in determining companies for inclusion in these peer groups include:

- Overall size
- Scope of operations
- Aerospace and defense industry
- Overlapping market competitors
- Executive talent competitors
- Similarities in capital intensity
- Stock price movement correlation
- Industrial operations
- Domestic and international revenue mix

2021 Peer Group

For 2021 compensation decisions, the Company's peer group is shown below.

Borg Warner	Huntington Ingalls	Teledyne Technologies
Curtiss-Wright	Moog Inc.	Terex
Dana	Oshkosh Corporation	Textron
Hexcel Corporation	Parker Hannifin	Trane Technologies
Howmet Aerospace	Parsons Corporation	Triumph Group

2022 Peer Groups

For 2022 compensation decisions, the Company's peer groups are shown below.

Primary Compensation Peer Group	Relative TSR Peer Group	
AAR Corp.	A.O. Smith	Moog Inc.
Arconic Corporation	AAR Corp.	Northrop Grumman
Curtiss-Wright	Arconic Corporation	Oshkosh Corporation
Hexcel Corporation	Crane Co	Owens Corning
Howmet Aerospace	Curtiss-Wright	Parker Hannifin
Huntington Ingalls	Eaton Corporation	Parsons Corporation
L3 Harris Technologies	General Dynamics	Pentair plc
Lennox International Inc.	Hexcel	Rockwell Automation
Moog Inc.	Howmet Aerospace	Stanley Black & Decker
Oshkosh Corporation	Hubbell Incorporated	Teledyne Technologies

36 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Primary Compensation Peer Group	Relative TSR Peer Group	
Owens Corning	Huntington Ingalls	Textron
Parker Hannifin	IDEX Corporation	The Timken Company
Parsons Corporation	Illinois Tool Works	Trane Technologies
Textron	ITT Inc.	TransDigm Group Incorporated
TransDigm Group Incorporated	L3 Harris Technologies	Triumph Group
Triumph Group	Lennox International	Xylem, Inc.

2021 Performance and Payouts

There are three major components to the Company's compensation program for NEOs: base salary, annual cash incentive, and long-term incentive. Each component is described below.

Base Salary

Base salary is a fixed cash amount designed to attract, retain, and motivate executive officers, taking into consideration the officer's responsibilities, experience, breadth of role, and overall performance. The Company reviews each NEO's base salary annually in January and makes appropriate adjustments to account for individual performance, market movement, and any change in responsibilities or circumstances. Base salary is paid in cash bi-weekly. On January 4, 2021, we restored the 20% salary reductions our executives had taken as a result of the COVID-19 pandemic and 737 MAX grounding.

Annual Cash Incentive

The Annual Cash Incentive ("ACI") is an annual cash award, the target for which is equal to a percentage of a NEO's base salary. For 2021, this target amount was equal to 145% of base salary for Mr. Gentile, and 100% of base salary for each of Mr. Suchinski and Mr. Hawkins. Ms. Marnick's target award increased from 100% to 110% of base salary during 2021, and Mr. Matthies' target award increased from 100% to 105% of base salary during 2021. The Compensation Committee set each NEO's target taking into consideration peer group market data and the NEO's responsibilities, experience, breadth of role, and overall performance.

Payout of the ACI depends on the attainment of individual and Company performance goals. Depending on the level of performance achieved, payout can be between 0% and 200% of target. The objectives of the ACI are to support our pay-for-performance philosophy, align the awards with stockholder interests, and motivate executives to achieve the Company's near-term priorities that drive the Company's long-term performance.

The performance weightings for the NEOs' ACIs are as follows:

- CEO: 80% Company performance; 20% individual performance; and
- For all NEOs other than the CEO ("Other NEOs"): 75% Company performance; 25% individual performance.

With respect to the measurement of the performance components, the Compensation Committee used a scoring scale of 0.0 to 2.0, with 0.0 for unacceptable performance and 2.0 for exceptional performance. Payout of the ACI is in cash and typically occurs in February of each year after the Compensation Committee certifies performance in January.

2021 Company Performance

For the 2021 ACI, the Company performance component was based on Adjusted Net Debt (40%), Operating Cost (30%), New Revenue Growth (15%), and Quality (15%). The table below shows achieved results against each performance component's performance goals, which yielded a score of 0.7955 out of a potential score of 2.00.

Spirit AeroSystems 2022 Proxy Statement 37

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2021 ACI Company Metrics Performance

Measure	Weighting	Threshold	Target	Maximum	Actual Result	Assessment	Weighted Score
Adjusted Net Debt*	40%	($2,618 million)	($2,568 million)	($2,518 million)	($2,594 million)	Between Threshold and Target	0.1940
Operating Cost	30%	$1,793 million	$1,718 million	$1,643 million	$1,682 million	Between Target and Maximum	0.4440
New Revenue Growth	15%	$151.5 million	$218.0 million	$271.0 million	$147.2 million	Below Threshold	0.0000
Quality	15%	0.5	1	2	1.05	Between Target and Maximum	0.1575
Total Company Score							0.7955

*Please see Appendix A for an explanation and reconciliation of non-GAAP measures.

Individual Performance

Beginning in 2022, the company will no longer utilize an individual performance component but will base executive performance solely on achievement of Company performance metrics.

For 2021, the individual performance component of the ACI was intended to further align executive compensation with performance. This performance component was focused on relevant individual performance metrics that relate to each NEO's role and responsibilities. The Compensation Committee scored this performance component based on a NEO's achievement against the NEO's individual performance goals.

To determine the score for Mr. Gentile, the Compensation Committee reviewed his annual performance and personal contributions to the Company's financial and operating results. With respect to the other NEOs, the Compensation Committee first considered Mr. Gentile's report and recommendation with respect to each person's performance and score. Subsequently, the Compensation Committee conducted a review of each NEO's contributions to the Company during the fiscal year. With respect to 2021 performance, the NEOs received the individual performance scores set forth in the table below (under "2021 ACI Payouts") out of a potential total score of 2.00.

Descriptions of each NEOs' 2021 individual performance contributions are set forth in "Individual NEO Performance and Compensation Changes."

2021 ACI Payouts

The 2021 ACI payout for each of our NEOs is reflected in the table below. The actual award payout is calculated as the target award multiplied by the weighted Company and individual performance scores (weighted 80% and 20%, respectively, for our CEO and 75% and 25%, respectively, for our other NEOs).

NEO	Target Award ($)	Company Performance Score	Individual Performance Score	Actual Award ($)	Actual as a % of Target
Thomas C. Gentile III	1,881,901	0.7955	0.7955	1,497,053	79.55%
Mark J. Suchinski	528,767	0.7955	0.8500	427,839	80.91%
Samantha J. Marnick	677,173	0.7955	0.8500	547,917	80.91%
Duane F. Hawkins	544,203	0.7955	0.8500	440,328	80.91%
Kevin Matthies	512,096	0.7955	0.7955	407,372	79.55%

38 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Based on Company and individual performance results, the Compensation Committee believes the 2021 NEO ACIs were appropriate and achieved the objectives of the executive compensation program. While the ACIs were earned based on performance in 2021, they were paid out in February 2022. The ACI payouts are reported as 2021 compensation in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table."

Long-Term Incentive

Long-term incentives are an important tool to promote executive retention and effective alignment of executives' interests with stockholders' interests. In January of each year, the Compensation Committee selects eligible individuals to receive Long-Term Incentive Plan (the "LTIP") grants and approves the nature and amount of each grant. Grants are made and priced on the third trading day following the Company's next earnings release. For 2021, the LTIP grants were weighted 40% performance-based and 60% time-based, but starting in 2022 the weightings will be 50% performance-based and 50% time-based. The Compensation Committee set each NEO's 2021 target LTIP value as provided in the table below, taking into consideration peer group market data and the NEO's responsibilities, experience, breadth of role, and overall performance.

NEO	Base Salary on Grant Date ($)	Target on Grant Date (Percentage of Base Salary) (%)	2021 LTIP Grant ($)
Thomas C. Gentile III	1,300,000	550	7,150,000
Mark J. Suchinski	525,000	200	1,050,000
Samantha J. Marnick	650,000	230	1,495,000
Duane F. Hawkins	535,000	230	1,230,500
Kevin Matthies	500,000	140	700,000

Time-Based RSUs

In 2021, 60% of the target LTIP award amount was delivered in the form of time-based restricted stock units ("RSUs") vesting in three equal installments on each of the first, second, and third anniversaries of the grant date. Vesting of the time-based RSUs are subject to the recipient being continually employed by the Company through the vesting date, or alternative vesting arrangements upon death, disability, retirement, or a qualifying termination in connection with a change in control as described under "Potential Payments Upon Termination or Change in Control." The Compensation Committee grants time-based RSUs to assist in retaining NEOs and to promote increased stock ownership, which further aligns our NEOs' interests with those of stockholders. Dividends on time-based RSUs accrue from the grant date and are not paid out until the vesting date. If the underlying award is forfeited, the accrued dividends are forfeited as well.

Performance-Based RSUs: Relative TSR Performance

In 2021, 40% of the target LTIP award amount was delivered in the form of performance-based RSUs tied to relative TSR. Payout of the award is based on the ranking of the Company's TSR, expressed as a percentile, relative to the TSR of the Company's peer group over a three-year performance period. The table below sets forth these performance goals and vesting percentages for the 2021 grant. If performance is below threshold, the payout is zero; the payout is interpolated for performance between threshold and target and between target and maximum; and payouts are capped above maximum achievement. If the Company's TSR is negative, the payout is capped at 100% regardless of percentile ranking. The Compensation Committee may apply negative discretion to the award payout. Dividends on performance-based RSUs are not paid until and unless the award vests.

		Threshold	Target	Maximum
Performance Goal	Percentile Ranking in Peer Group	25th	50th	75th
Vesting Percentage	(% of Target Award)	25%	100%	200%

Spirit AeroSystems 2022 Proxy Statement 39

For grants made in 2021, the performance period runs from January 1, 2021, to December 31, 2023, and the vesting of the awards is dependent upon the Compensation Committee’s certification of the performance goal being achieved. Recipients must be continuously performing services throughout the entire performance period or none of the award will be earned, subject to alternative vesting arrangements upon death, disability, retirement, or a qualifying termination in connection with a change in control as described under “Potential Payments Upon Termination or Change-in-Control”. TSR for the Company and each member of its peer group for the performance period will be determined by calculating the percentage increase in the dividend-adjusted average closing share price for the 20 trading days ending December 31, 2020, and the 20 trading days ending December 31, 2023. 2019 Performance-Based Restricted Stock — FORFEITED In 2019, the Compensation Committee granted performance-based restricted stock awards that could be earned at the conclusion of the three-year performance period ending December 31, 2021, (and be delivered in 2022) based on achievement against a relative TSR metric. On January 25, 2022, the Compensation Committee certified the Company achieved a percentile rank of 0.071%. As a result, threshold performance was not achieved and the 2019 performance- based restricted stock was forfeited, as shown in the below table. 2019 PB-TSR Threshold Target Maximum Actual Performance Performance Goal (Percentile Ranking in Peer Group) 25th 50th 90th 1st Vesting Percentage (% of Target Award) 25% 100% 200% 0% In 2019, the Compensation Committee also granted performance-based restricted stock that could be earned at the conclusion of the three-year performance period ending December 31, 2021, (and be delivered in 2022) based on achievement against the Company’s free cash flow as a percentage of revenue (“FCF Percentage”)* performance goals. On January 25, 2022, the Compensation Committee certified that the Company’s achieved FCF Percentage performance was -2.54%. As a result, threshold performance was not achieved and the 2019 performance-based restricted stock was forfeited, as shown in the below table. 2019 PB-FCF Threshold Target Maximum Actual Performance Performance Goal FCF Percentage* 7.0% 7.75% 9.0% -2.54% Vesting Percentage (% of Target Award) 25% 100% 200% 0% * For an explanation and reconciliation of FCF Percentage and other non-GAAP measures, please see Appendix A. COMPENSATION DISCUSSION AND ANALYSIS (continued) 40 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Individual NEO Performance and Compensation Changes

Thomas C. Gentile III, President and CEO

2021 Performance

In determining Mr. Gentile's compensation, our independent Compensation Committee took into account Mr. Gentile's broad achievements during an especially challenging market environment. The continuing impacts of the COVID-19 pandemic and 737 MAX return to service have had dramatic impacts on air traffic and demand for our products. During this volatile period, Mr. Gentile positioned the Company for recovery of the commercial aircraft industry, made meaningful progress on the Company's diversification and growth strategy, and successfully re-aligned our business operations into three segments: Commercial, Defense & Space, and Aftermarket.

2021 Compensation	Changes During 2021	Changes For 2022**
SALARY $1,297,863	SALARY* No change (remains at $1,300,000)	SALARY No change
ANNUAL CASH INCENTIVE 145% target *Payout:$1,497,053 (~20% below target)*	ANNUAL CASH INCENTIVE No change to target	ANNUAL CASH INCENTIVE No change to target
LONG-TERM INCENTIVE 550% target *Grant date value: $7,150,071*	LONG-TERM INCENTIVE No change to target	LONG-TERM INCENTIVE No change to target

*After restoration on January 4, 2021, of 20% salary reductions taken as a result of the COVID-19 pandemic and 737 MAX grounding.
**As of the date of this Proxy Statement.

Mark J. Suchinski, SVP and CFO

2021 Performance

In evaluating Mr. Suchinski's performance, our directors took into consideration his continued success in preserving and enhancing the Company's liquidity, his efforts in driving cost reductions throughout the business, and his leadership in appropriately scaling the Company's cost structure in response to production rate increases. During the year Mr. Suchinski drove down borrowing costs by refinancing and upsizing the Company's senior secured term loan B credit facility at a lower rate and took on new responsibilities, including leading the Company's mergers and acquisitions function.

2021 Compensation	Changes During 2021	Changes For 2022***
SALARY $528,767	SALARY* Increased from $500,000 to $550,000	SALARY Increased to $625,000
ANNUAL CASH INCENTIVE 100% target *Payout: $427,839 (~20% below target)*	ANNUAL CASH INCENTIVE No change to target	ANNUAL CASH INCENTIVE Increased to 110% target
LONG-TERM INCENTIVE 200% target at time of grant *Grant date value: $1,050,065*	LONG-TERM INCENTIVE Increased from 175%** to 220%	LONG-TERM INCENTIVE Increased to 230% target

*After restoration on January 4, 2021, of 20% salary reductions taken as a result of the COVID-19 pandemic and 737 MAX grounding.
**Mr. Suchinski began 2021 with a target of 175% of base salary. On January 26, 2021, Mr. Suchinski's target was raised to 200% of his base salary based on his performance and a review of peer and broad-based compensation for similar positions, effective beginning with the awards granted in 2021. Mr. Suchinski assumed additional responsibilities for mergers and acquisitions in 2021, which was taken into account in determining his compensation.
***As of the date of this Proxy Statement.

Spirit AeroSystems 2022 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Samantha J. Marnick, EVP, COO, and President, Commercial

2021 Performance

Ms. Marnick was appointed President of Commercial in 2021, in addition to continuing to serve as the Company's EVP and COO. In this role, Ms. Marnick led the successful integration of our recent acquisition of select Bombardier assets, which is substantially complete and has contributed meaningfully to our financial performance. Ms. Marnick's focus on supply chain performance, operational efficiency, risk management, and cross-functional integration has strengthened the Company's relationship with its customers and laid the foundation for our commercial segment to participate in the recovery of commercial air traffic.

2021 Compensation	Changes During 2021	Changes For 2022**
SALARY $659,529	SALARY* Increased from $620,000 to $700,000	SALARY No change
ANNUAL CASH INCENTIVE 110% target *Payout: $547,917 (~20% below target)*	ANNUAL CASH INCENTIVE Increased from 100% to 110%	ANNUAL CASH INCENTIVE No change to target
LONG-TERM INCENTIVE 230% target at time of grant *Grant date value: $1,495,040*	LONG-TERM INCENTIVE Increased from 230% to 255%	LONG-TERM INCENTIVE No change to target

*After restoration on January 4, 2021, of 20% salary reductions taken as a result of the COVID-19 pandemic and 737 MAX grounding.
**As of the date of this Proxy Statement.

Duane F. Hawkins, EVP and President, Defense & Space

2021 Performance

Mr. Hawkins was appointed EVP for the Company in 2021, in addition to continuing to serve as President of Defense & Space. In this role, Mr. Hawkins led strong progress on the Company's diversification efforts, increasing defense revenues by nearly 20% year-over-year and driving growth to 24 separate defense programs with revenues in excess of $1 million. Mr. Hawkins continued to deepen relationships with key customers, including defense primes and governmental leadership, strategically positioning Spirit's Defense & Space business for continued growth.

2021 Compensation	Changes During 2021	Changes For 2022**
SALARY $544,203	SALARY* Increased from $535,000 to $575,000	SALARY No change
ANNUAL CASH INCENTIVE 100% target *Payout: $440,328 (~20% below target)*	ANNUAL CASH INCENTIVE No change to target	ANNUAL CASH INCENTIVE No change to target
LONG-TERM INCENTIVE 230% target at time of grant *Grant date value: $1,230,518*	LONG-TERM INCENTIVE No change to target	LONG-TERM INCENTIVE No change to target

*After restoration on January 4, 2021, of 20% salary reductions taken as a result of the COVID-19 pandemic and 737 MAX grounding.
**As of the date of this Proxy Statement.

42 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Kevin Matthies, Chief Technology and Quality Officer	**2021 Performance** As Chief Technology and Quality Officer, Mr. Matthies' work has broad organizational impact. In 2021, Mr. Matthies' efforts resulted in measurable improvements in quality performance, as seen by the Company's outperformance of its Quality metric for the 2021 annual cash incentive. Mr. Matthies also led the development of new technologies and processes targeting continued improvements in efficiency, safety, and consistency. Mr. Matthies' leadership in strengthening our culture of quality and safety will be instrumental as the Company continues scaling to meet recovering commercial air traffic demand.

2021 Compensation	**Changes During 2021**	**Changes For 2022****
SALARY $505,479	SALARY* Increased from $500,000 to $525,000	SALARY No change
ANNUAL CASH INCENTIVE 105% target *Payout: $407,372 (~20% below target)*	ANNUAL CASH INCENTIVE Increased from 100% to 105%	ANNUAL CASH INCENTIVE No change to target
LONG-TERM INCENTIVE 140% target at time of grant *Grant date value: $700,058*	LONG-TERM INCENTIVE No change to target	LONG-TERM INCENTIVE No change to target

*After restoration on January 4, 2021, of 20% salary reductions taken as a result of the COVID-19 pandemic and 737 MAX grounding.
**As of the date of this Proxy Statement.

Spirit AeroSystems 2022 Proxy Statement 43

Compensation Governance The Compensation Decision-Making Process As set forth in its charter, the Compensation Committee is responsible for overseeing the administration of the Company’s compensation plans, policies, and programs. Further, the Compensation Committee is responsible for setting compensation for, and reviewing performance of, the Company’s executive officers. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to such subcommittees as it deems appropriate, so long as the subcommittee is solely composed of one or more members of the Compensation Committee. In setting executive officer compensation, the Compensation Committee takes into consideration the following: The CEO’s self-assessment and performance reviews of the other NEOs; The Compensation Committee’s and Board’s views of the NEOs’ performance; The counsel and recommendations of the Chief Administrative Officer; Results from benchmarking against the Company’s peer group and survey data; and The analysis and consulting advice of its independent compensation consultant with respect to the amount or form of such compensation. The Compensation Committee strives for internal pay equity among the Company’s NEOs. The types of compensation and benefits offered to the Company’s NEOs are consistent among the group. Pay equity across the NEO group is balanced among a myriad of other factors. See “Say on Pay Vote and Stockholder Engagement on Compensation” above for additional information. The Compensation Committee remains cognizant of pay equity as it makes compensation decisions and adjustments throughout the year. COMPENSATION DISCUSSION AND ANALYSIS (continued) 44 Spirit AeroSystems 2022 Proxy Statement

The chart below reflects the annual compensation-setting process, though certain items may shift during the year. In addition to the following, the CEO’s performance, along with all Company performance metrics used in the ACI or long- term incentives, are monitored and discussed quarterly. Independent Compensation Consultant The Compensation Committee’s charter allows the committee to engage an independent compensation consultant to advise on executive compensation matters. The Company engaged Willis Towers Watson (“Willis”) for the initial part of 2021 and engaged Meridian Compensation Partners (“Meridian”) for the latter part of the year. Willis and Meridian were engaged directly by the Compensation Committee for the purpose of providing analysis and advice with respect to executive officer compensation to the Compensation Committee. Each consultant’s engagement and fees related to work conducted for the Compensation Committee were reviewed and pre-approved by the Compensation Committee. Willis provided consulting services for the Compensation Committee in the amount of $191,571 in 2021. In addition, Willis provided other services to the Company during 2021 totaling $964,422. Of such amount, $39,500 was for due diligence support for acquisitions, $906,122 was for various scopes of integration work for the Company’s acquisition of select assets from Bombardier, and $18,800 was for compensation and market data. Meridian provided consulting services for the Compensation Committee in the amount of $58,523 in 2021. October Meeting: Discuss compensation design for upcoming year and anticipated changes; conduct risk analysis of compensation programs. April Meeting: Review ISS and Glass Lewis reports on executive compensation and discuss resulting action steps; review regulatory matters; review stock ownership requirements. February Meeting: Review and approve compensation discussion and analysis and compensation committee report in proxy statement. July Meeting: Conduct a mid-year performance review of executive ofﬁcers; review talent strategy and proposed changes to executive ofﬁcers; review peer group composition. January Meeting: Review market trends and benchmarking data; evaluate NEOs’ performance; review and approve NEO annual compensation including salary, short- and long-term incentives, and other similar arrangements; review compensation consultant independence. Spirit AeroSystems 2022 Proxy Statement 45 COMPENSATION DISCUSSION AND ANALYSIS (continued)

The Compensation Committee has determined, after considering and discussing criteria from the SEC and NYSE and Willis’s and Meridian’s annual independence letters, that neither Willis nor Meridian has any conflicts of interest that would prevent objectivity. Clawback Policies The Company’s ACI and LTIP awards are subject to the clawback provisions of the OIP, the Company’s 2017 Clawback Policy (the “2017 Policy”), and applicable law. With respect to executive grants, our grant agreements under the OIP expressly provide that equity awards are subject to the OIP clawback provision, any applicable law, and any Company policies on compensation recovery. OIP Clawback. The OIP clawback provision provides that the Compensation Committee may take certain actions, including canceling an award or causing the participant to forfeit any gains realized in connection with the award, if the participant, without the consent of the Company, engages in a detrimental activity. Detrimental activities include breaches of restrictive covenants, such as confidentiality, non-solicitation, and non-compete covenants, and any activity contributing to a financial restatement or accounting irregularities that are appropriate to include in the 2017 Policy. 2017 Policy. The 2017 Policy applies to the ACI and Performance-Based Restricted Stock awards (the “Covered Compensation”) held by current and former Section 16 officers of the Company (the “Covered Executives”). Specifically, in the event of a material restatement to the Company’s financial results due to material noncompliance by the Company with financial reporting requirements under applicable securities law (the “Triggering Event”), the result of which being that Covered Compensation would have been lower had it been calculated taking into account the effect of the Triggering Event, the Compensation Committee has the authority (subject to certain procedures and exceptions) to seek to recover excess compensation received by the Covered Executives. Policy Prohibiting Short-Selling, Hedging, and Pledging The Company has adopted a policy prohibiting the Company’s insiders from engaging in short-selling, hedging, and pledging the Company’s securities. As it relates to hedging, insiders of the Company are prohibited from purchasing or selling, or making any offer to purchase or offer to sell, derivative securities related to the Company’s securities, such as exchange-traded options to purchase or sell the Company’s securities or financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities (including but not limited to prepaid variable forwards, equity swaps, collars, and exchange funds). Company insiders include all employees and directors of the Company as well as their spouses, domestic partners, minor children, economic dependents, other persons living in their households, or any corporations, partnerships, trusts, or other entities that they beneficially own, and any person over whom, or trust or other entity over which, they have control. Additionally, Company insiders are prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan. Compensation Risk Assessment Annually (and more frequently as deemed necessary), the Compensation Committee assesses risks presented by our compensation program, policies, and award structures. This assessment is used to determine whether any of our compensation components incentivize executives to take risks that are not in the Company’s or stockholders’ best interests. In 2021, our Compensation Committee reviewed the following risk factors relative to our current compensation programs: Senior talent acquisition and the ability to recruit and retain talent at market-based compensation levels; Senior talent loss due to misalignment of strategic decisions and incentives, including balancing long-term incentives with the investment requirement for long-term objectives; Alignment of compensation to short- and long-term Company performance; Potential for material restatement of earnings to impact incentive plan calculations; COMPENSATION DISCUSSION AND ANALYSIS (continued) 46 Spirit AeroSystems 2022 Proxy Statement

Potential for unforeseen one-time events beyond management’s control that affect incentive plan calculations; and Potential for unrealized talent investment due to underperforming individuals. After reviewing our current compensation program and award structures, the Compensation Committee determined that our program does not incentivize executives to take excessive risks in light of the following features: We diversify the compensation delivered to executives with individual components and performance goals that incentivize different behaviors (short-term focus, long-term focus, etc.) in an attempt to balance our executives’ interests; We have maximum payouts, or caps, on our performance-based compensation — the highest amount that can be paid with respect to our ACIs or performance-based long-term incentives is 200%; The Compensation Committee reserves the right to exercise negative discretion over performance-based awards; We maintain clawback policies that allow recovery of certain compensation when the participant has engaged in misconduct; Our NEOs and other executives must comply with stock ownership requirements; and We have engaged an independent compensation consultant to advise us on compensation practices. Spirit AeroSystems 2022 Proxy Statement 47 COMPENSATION DISCUSSION AND ANALYSIS (continued)

48 Spirit AeroSystems 2022 Proxy Statement Other Compensation Elements and Information Benefits and Perquisites In addition to the compensation described above, we provide our NEOs with certain other benefits and perquisites. Benefits and perquisites received by NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table.” These benefits are consistent with the benefits offered by our peers and competitors. Benefit/Perquisite Explanation The RSP is a tax-qualified defined contribution plan for certain eligible salaried employees. The Company makes both matching and non-matching contributions under the RSP. Matching: The Company matches 75% of the employee’s contributions up to a maximum of 6% of the employee’s base pay (provided the employee contributes 8%). The matching contributions are immediately 100% vested. Non-Matching: The Company makes a non-matching contribution following the end of each calendar year based on an employee’s age and vesting service, provided that the employee is employed by the Company on December 31 of the applicable year and has earned a year of vesting service. If age plus vesting service totals less than 60, employees receive a contribution equal to 1.5% of base salary; if age plus vesting service totals at least 60 but less than 80, employees receive a contribution equal to 3% of base salary; and if age plus vesting service totals 80 or more, employees receive a contribution equal to 4.5% of base salary. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service. Retirement and Savings Plan (the “RSP”) This nonqualified plan allows eligible Spirit employees, including each of our NEOs, to defer receipt of a portion of their base salary or ACI. In addition, the DCP allows for matching and discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and matching or discretionary Company contributions are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2021, the interest crediting rate is 1.34%. Deferred Compensation Plan (the “DCP”) Under the Company’s Perquisite Allowance Plan (the “Perquisite Plan”), the CEO receives an annual allowance of $25,000, while the Other NEOs receive an annual allowance of $13,000. Participants may select the perquisite items to be funded from their allowances subject to certain limitations set forth in the Perquisite Plan. Any portion of a participant’s annual allowance not used by the end of the applicable calendar year is forfeited except upon a qualifying termination in connection with a change in control. See “Potential Payments Upon Termination or Change-in-Control.” Perquisite Allowance Plan For security reasons, the Company’s CEO and COO are authorized to use the corporate aircraft for a limited amount of personal travel. Mr. Gentile is authorized to use the aircraft for 70 personal hours annually and Ms. Marnick is authorized to use the aircraft for 25 personal hours annually (in each case, without regard to deadhead or ferry flights). The Other NEOs do not use the corporate aircraft for personal travel unless approved by the CEO. No tax gross-ups are provided for this benefit. Personal Corporate Aircraft Use While we provide relocation assistance to employees including NEOs, no such benefits were provided to NEOs in 2021. Relocation Benefits The Company has two programs for post-retirement medical coverage. Under the first program, benefits are available to employees who were previously Boeing employees and who retire from the Company between the ages of 62 and 65 (and who meet certain other requirements). Under the second program, benefits are available to (i) employees who retire from the Company at age 55 or later with 10 years of service, and (ii) employees who retire from the Company at age 60 or later with five years of service. Under either program, benefits cease at age 65. Other than Mr. Hawkins, none of our NEOs are currently eligible for coverage under either program. Post-Retirement Medical Coverage Other perquisites provided include an annual physical exam for our CEO, ground transportation services for our CEO for security purposes and efficiency, IT home services, and home security services. Other COMPENSATION DISCUSSION AND ANALYSIS (continued)

The Company believes competitive severance protection is an appropriate incentive in attracting and retaining executive talent. The Company has provided for post-termination severance compensation through certain individual employment agreements and has also agreed to individual severance arrangements at the time of termination of employment, taking into account the specific facts and circumstances of termination. Certain of our employment agreements provide benefits upon a change in control. Further, certain of the Company’s benefit plans provide for compensation upon termination or in connection with a change in control. The ACI, long-term incentives, and Perquisite Plan are subject to double trigger change-in-control provisions. Additional information regarding the Company’s practices in providing compensation in connection with termination of employment may be found under the heading “Potential Payments Upon Termination or Change in Control.” Accounting and Tax Treatment of Compensation When evaluating the Company’s compensation programs, the Company takes into account the various accounting, tax, and disclosure rules associated with such matters, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) and Section 409A of the IRC. Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” each year. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Compensation Committee may award compensation to the named executive officers that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code. Executive Stock Ownership Requirements The Company’s executive stock ownership requirements promote alignment of management and stockholder interests. The requirements are based on a multiple of base salary and are measured by the value of Common Stock required to be held. Target Level (Multiple of Annual Officer Level Base Salary) Chief Executive Officer 5x Executive Vice Presidents/Senior Vice Presidents 3x Vice Presidents 1x The stock ownership requirements must be met within the later of: (i) five years after adoption of the guidelines, or (ii) five years after being hired or promoted into the officer position. During the five-year accumulation period, all NEOs are Spirit AeroSystems 2022 Proxy Statement 49 COMPENSATION DISCUSSION AND ANALYSIS (continued)

COMPENSATION DISCUSSION AND ANALYSIS (continued)

expected to continuously accumulate qualifying equity until they meet the applicable threshold. The five-year accumulation allows for accumulation of shares through earned incentive awards.

Executive ownership positions are reviewed on an annual basis. For 2021, all NEOs complied with the ownership requirements or were within the five-year accumulation period. The Company may restrict any officer from liquidating any Company stock, except for shares that are sold to meet Company tax-withholding requirements. The Company may modify or waive the requirements of the guidelines at its discretion if it determines that compliance would result in severe hardship for an officer. Note that the Company's insider trading policy prohibits Company employees from engaging in short sales of the Company's securities, and hedging and pledging the Company's securities. For additional information on this policy, see "Policy Prohibiting Short-Selling, Hedging, and Pledging."

Executive Compensation Tables

Summary Compensation Table

The following table summarizes the compensation of the NEOs for the last three fiscal years.

Name and Principal Position	Year	Salary[2] ($)	Stock Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)
Thomas C. Gentile III President and CEO	2021	1,297,863	7,150,071	1,497,053	904,951	10,849,938
	2020	1,108,552	7,150,082	1,410,494	785,222	10,454,350
	2019	1,295,753	7,150,017	1,873,535	752,844	11,072,149
Mark J. Suchinski[1] SVP and CFO	2021	528,767	1,050,065	427,839	44,696	2,051,367
	2020	414,481	875,064	363,696	42,311	1,695,552
Samantha J. Marnick[1] EVP; President, Commercial; and COO	2021	659,529	1,495,040	547,917	246,436	2,948,922
	2020	493,025	1,182,567	442,799	146,949	2,265,339
	2019	550,000	1,182,704	561,000	151,808	2,445,512
Duane F. Hawkins[1] EVP; President, Defense & Space	2021	544,203	1,230,518	440,328	35,483	2,250,532
	2020	456,212	1,230,597	400,326	40,904	2,128,039
	2019	535,000	1,230,696	536,338	38,440	2,340,474
Kevin Matthies[1] SVP, Boeing Programs	2021	505,479	700,058	407,372	60,688	1,673,597

[1]Mr. Hawkins was appointed as EVP and President, Defense & Space, and Ms. Marnick was appointed as EVP and President, Commercial and COO on September 28, 2021, and adjustments were made to their compensation to correlate with these appointments. Mr. Suchinski was not an NEO in the fiscal year ended December 31, 2019, and Mr. Matthies was not an NEO in the fiscal years ended December 31, 2019 and December 31, 2020. Accordingly, information is not displayed for 2019, for Messrs. Suchniski and Matthies and 2020, for Mr. Matthies.

[2]Reflects a weighted amount based on the portion of the year for which different base salaries applied. From April 2020 through January 4, 2021, salaries were subject to a 20% reduction in light of impacts from the COVID-19 pandemic and 737 MAX grounding.

[3]Amounts shown represent the aggregate grant date fair value of awards granted to the NEOs during the applicable year, as determined in accordance with FASB ASC Topic 718. These grant date fair values represent the accounting expense to be recorded for the award and are not reflective of the actual value that may be recognized by an NEO with respect to the award. The assumptions made by the Company in calculating these amounts are incorporated herein by reference to Note 19 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2021. In 2021, each NEO received a Time-Based Restricted Stock Unit award ("RSU") and a Performance-Based Restricted Stock Unit award tied to TSR ("PB-TSR"). The grant date fair value of the RSU awards is equal to the number of shares granted, multiplied by $42.83, which is the closing price of the Common Stock on the grant date. The grant date fair value of the PB-TSRs is equal to the number of shares granted at target multiplied by $60.35, which was determined using a Monte Carlo simulation model based on the probable ranking of the Company's TSR relative to the TSR of a group of the Company's peers, using the closing price of the Common Stock on the grant date. If the maximum level of performance is achieved with respect to the PB-TSRs, the value of the PB-TSRs would be as follows: Mr. Gentile: $5,720,094; Mr. Suchinski: $840,072; Ms. Marnick: $1,196,016; Mr. Hawkins: $984,429; and Mr. Matthies: $560,048. For additional information on the awards, see "2021 Compensation Program Elements."

[4]Represents ACIs earned by the NEOs with respect to 2021 performance and paid in February 2022.

[5]The following table shows "All Other Compensation" amounts for our NEOs in 2021.

50 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Name	Life Insurance[1] ($)	Financial and Tax Services[2] ($)	Personal Aircraft Usage[3] ($)	Personal Travel Expenses[4] ($)	Deferred Compensation Plan Contributions[5] ($)	Company Contributions Under Tax-Qualified Contribution Plan[6] ($)	Other[7] ($)	Total ($)
Thomas C. Gentile III	858	18,700	232,251	24,130	600,000	23,175	9,963	909,077
Mark J. Suchinski	858		7,663			23,175	13,000	44,696
Samantha J. Marnick	858		7,368	592	200,000	25,210	12,408	246,436
Duane F. Hawkins	858	13,000				20,625	1,000	35,483
Kevin Matthies	839				25,274	21,575	13,000	60,688

[1]Amounts shown reflect Company contributions toward group life insurance.
[2]Amounts shown reflect financial, tax preparation, and other related services paid for by the Company. Amounts shown for Messrs. Gentile and Hawkins were reimbursed under the Perquisite Plan.
[3]Amounts shown reflect the incremental cost to the Company of personal usage of its corporate aircraft. The incremental cost is determined by dividing direct operating costs per aircraft by the total number of flight hours per aircraft, resulting in a cost per hour, and multiplying the cost per hour by the hours of personal usage. Direct operating costs include variable costs such as fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with "deadhead" flights related to such use. Because corporate aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase costs of the aircraft, and the cost of maintenance not related to personal travel. Executives, their families, and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in "Summary Compensation Table." Executives, directors, their families, and invited guests also occasionally fly on the corporate aircraft as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. The Company does not grant bonuses to cover, reimburse, or "gross-up" any income tax owed for personal travel on corporate aircraft. The Compensation Committee has authorized annual aircraft personal usage amounts of the following (such amounts do not include "deadhead" or ferry flights): Mr. Gentile — 70 hours and Ms. Marnick — 25 hours. In 2021, Mr. Gentile used 69.3 hours, Ms. Marnick used 2.5 hours and Mr. Suchinki used 2.6 hours. With ferry flights, the total hours reported for Mr. Gentile in the table above for 2021 was 78.8 hours.
[4]For Mr. Gentile, amount reflects $24,130 in personal driving expenses. For Ms. Marnick, amount reflects personal and family travel expenses.
[5]Amounts shown reflect Company contributions to the accounts of its eligible NEOs under the DCP. See "Other Compensation Elements and Information — Benefits and Perquisites."
[6] Amounts shown reflect contributions made by the Company under the RSP. See "Other Compensation Elements and Information — Benefits and Perquisites."
[7]For Mr. Gentile, amount reflects the sum of (i) $3,327 in country and golf club membership expenses and (ii) $6,636 in medical expenses for an annual physical examination. For Mr. Suchinski, amount reflects $13,000 in car payments. For Ms. Marnick, amount reflects the sum of (i) $2,738 in tuition payments, (ii) $5,745 in car car payments and rentals and (iii) $3,925 in medical expenses. For Mr. Hawkins, amount reflects $1,000 in membership fees. For Mr. Matthies, amount reflects the sum of (i) $1,244 in car payments, (ii) $8,184 in country and golf club membership fees and (ii) $3,572 in housing-related expenses. Certain of these expenses were reimbursed under the Perquisite Plan, subject to the annual allowances of $25,000 for Mr. Gentile and $13,000 for the other NEOs.

Narrative to the Summary Compensation Table

For a description of the material terms of Messrs. Gentile's and Suchinski's agreements, please see the section titled "Employment and Separation Agreements." While Ms. Marnick, Mr. Hawkins, and Mr. Matthies have employment agreements with the Company, their roles and compensation have significantly changed since the employment agreements were entered into. Accordingly, the Company does not believe a description of the terms of such agreements is necessary to understand the information disclosed in the "Summary Compensation Table."

Spirit AeroSystems 2022 Proxy Statement 51

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Grants of Plan-Based Awards in 2021

The following table presents information regarding grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2021. Note that, for all equity awards below, the date the award was approved by the Compensation Committee was January 26, 2021; however, the awards were not priced until the grant date of February 26, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Thomas C. Gentile III									
ACI[1]		141,143	1,881,901	3,763,803					
RSU[2]	2/26/2021							100,164	4,290,024
PB-TSR[3]	2/26/2021				11,848	47,391	94,782		2,860,047
Mark J. Suchinski									
ACI[1]		39,658	528,767	1,057,534					
RSU[2]	2/26/2021							14,710	630,029
PB-TSR[3]	2/26/2021				1,740	6,960	13,920		420,036
Samantha J. Marnick									
ACI[1]		50,788	677,173	1,354,346					
RSU[2]	2/26/2021							20,944	897,032
PB-TSR[3]	2/26/2021				2,477	9,909	19,818		598,008
Duane F. Hawkins									
ACI[1]		40,815	544,203	1,088,405					
RSU[2]	2/26/2021							17,238	738,304
PB-TSR[3]	2/26/2021				2,039	8,156	16,312		492,215
Kevin Matthies									
ACI[1]		38,407	512,096	1,024,192					
RSU[2]	2/26/2021							9,807	420,034
PB-TSR[3]	2/26/2021				1,160	4,640	9,280		280,024

[1]Represents ACI opportunities that were granted and earned in 2021. The actual ACI amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table," and were paid in February 2022. For all participants, the threshold, target, and maximum figures were calculated on a weighted-average basis, giving effect to the changes made to base salaries during 2021 (including the salary reductions that applied in 2021).

[2]Represents RSUs that vest annually over three years, beginning February 26, 2022, if such NEO remains employed by the Company on each annual vesting date. However, Mr. Hawkins became retirement eligible in 2020 and, accordingly, will become 100% vested in the RSUs when he departs the Company (except under certain circumstances described under "Potential Payments Upon Termination or Change in Control"). The grant date fair value of each award, which is reported in the "Stock Awards" column of the "Summary Compensation Table," is equal to the number of shares multiplied by $42.83, the closing price of the Common Stock on the grant date.

[3]Represents PB-TSRs that vest at the end of the three-year performance period based on the ranking of the Company's TSR relative to the TSR of each of the companies in the Company's peer group. The grant date fair value of each award, which is reported in the "Stock Awards" column of the "Summary Compensation Table," is equal to the number of shares granted at target multiplied by $60.35, which was determined using a Monte Carlo simulation based on the probable ranking of the Company's TSR relative to a group of the Company's peers, using the closing price of the Common Stock on the grant date. Actual payout may be zero or range from 25% to 200% of the target shares granted.

52 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Outstanding Equity Awards at 2021 Fiscal Year End

The following table presents the outstanding equity awards held by the NEOs as of December 31, 2021. The Company has not granted any options or option-like awards. The market value of the awards is determined by multiplying the number of shares shown in the applicable columns below by $43.09, the closing price of the Common Stock on December 31, 2021.

	Stock Awards				
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Thomas C. Gentile III					
RSU[1]	2/26/2021	100,164	4,316,067		
PB-TSR[2]	2/26/2021			11,848	510,530
RS[3]	3/4/2020	56,178	2,420,710		
PB-TSR[4]	3/4/2020			12,123	522,380
PB-FCF[5]	3/4/2020			7,038	303,267
RS[6]	2/6/2019	15,530	669,188		
Mark J. Suchinski					
RSU[1]	2/26/2021	14,710	633,854		
PB-TSR[2]	2/26/2021			1,740	74,977
RS[3]	3/4/2020	6,875	296,244		
PB-TSR[4]	3/4/2020			1,484	63,946
PB-FCF[5]	3/4/2020			862	37,144
RS[6]	2/6/2019	941	40,548		
Samantha J. Marnick					
RSU[1]	2/26/2021	20,944	902,477		
PB-TSR[2]	2/26/2021			2,478	106,777
RS[3]	3/4/2020	9,291	400,349		
PB-TSR[4]	3/4/2020			2,005	86,395
PB-FCF[5]	3/4/2020			1,164	50,157
RS[6]	2/6/2019	2,568	110,655		

Spirit AeroSystems 2022 Proxy Statement 53

COMPENSATION DISCUSSION AND ANALYSIS (continued)

		Stock Awards			
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Duane F. Hawkins					
RSU[1]	2/26/2021	16,683	718,870		
PB-TSR[2]	2/26/2021			2,039	87,861
RS[3]	3/4/2020	5,379	231,781		
PB-TSR[4]	3/4/2020			2,087	89,929
PB-FCF[5]	3/4/2020			1,212	52,225
RS[6]	2/6/2019	1,487	64,075		
Kevin Matthies					
RSU[1]	2/26/2021	9,807	422,584		
PB-TSR[2]	2/26/2021			1,160	49,984
RS[3]	3/4/2020	4,648	200,282		
PB-TSR[4]	3/4/2020			1,003	43,219
PB-FCF[5]	3/4/2020			583	25,122
RS[6]	2/6/2019	1,082	46,623		

(1)Represents 2021 annual RSUs. The first tranche of the award vested on February 26, 2022, and the second and third tranches will vest on February 26, 2023, and February 26, 2024, respectively, if the NEO continues to be employed by the Company on each vesting date. However, Mr. Hawkins became retirement eligible in 2020 and, accordingly, will become 100% vested in the RSUs when he departs the Company (except under certain circumstances described under "Potential Payments Upon Termination or Change in Control"). This retirement eligibility required the Company to withholding shares for certain tax purposes in 2021. For this reason, Mr. Hawkins' amounts for the RSUs are shown as net shares, because shares were disposed of for tax purposes in accordance with IRC requirements in 2021.

(2)Represents PB-TSRs granted in 2021, with a performance period running from January 1, 2021, to December 31, 2023. The number of shares and market value shown reflects the achievement of a threshold performance goal based on TSR performance for the fiscal year ended December 31, 2021. The award vesting date is December 31, 2023, subject to performance certification by the Compensation Committee.

(3)Represents 2020 annual RSs. The first and second tranches of the award vested on March 4, 2021 and March 4, 2022, respectively, and the third tranche will vest on March 4, 2023, if the NEO continues to be employed by the Company on the vesting date. As Mr. Hawkins was retirement eligible in 2021, Mr. Hawkins' amounts for the RS are shown as net shares because shares were disposed of for tax purposes on the date he became retirement eligible in 2020 in accordance with IRC requirements.

(4)Represents PB-TSRs granted in 2020 with a performance period running from January 1, 2020, to December 31, 2022. The number of shares and market value shown reflects the achievement of a threshold performance goal based on TSR performance for the fiscal year ended December 31, 2021. The award vesting date is December 31, 2022, subject to performance certification by the Compensation Committee.

(5)Represents PB-FCFs granted in 2020 with a performance period running from January 1, 2020, to December 31, 2022. The number of shares and market value shown reflects the achievement of a threshold performance goal based on FCF Percentage performance for the fiscal year ended December 31, 2021. The award vesting date is December 31, 2022, subject to performance certification by the Compensation Committee.

(6)Represents 2019 annual RSs. The first, second and third tranches of the award vested on February 6, 2020, February 6, 2021 and February 6, 2022, respectively. As Mr. Hawkins was retirement eligible in 2021, Mr. Hawkins' amounts for the RS are shown as net shares because shares were disposed of for tax purposes on the date he became retirement eligible in 2020 in accordance with IRC requirements.

54 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Option Exercises and Stock Vested for Fiscal Year 2021

The following table presents information regarding NEO stock awards that vested in 2021. Values reflected below are gross amounts that do not include any reductions for tax withholding. The value realized on vesting represents the number of shares multiplied by the average of the high and low prices of the Common Stock on the vesting date. The Company has not granted any options or option-like awards.

Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas C. Gentile III				
RS[1]	2/7/2018	2/7/2021	13,994	546,955
RS[2]	2/6/2019	2/6/2021	15,530	606,990
RS[3]	3/4/2020	3/4/2021	28,089	1,316,672
TOTAL			**57,613**	**2,470,617**
Mark J. Suchinski				
RS[1]	2/7/2018	2/7/2021	776	30,330
Special RS[4]	11/26/2018	11/26/2021	1,674	64,365
RS[2]	2/6/2019	2/6/2021	941	36,779
RS[3]	3/4/2020	3/4/2021	3,438	161,156
TOTAL			**6,829**	**292,630**
Samantha J. Marnick				
RS[1]	2/7/2018	2/7/2021	2,329	91,029
RS[2]	2/6/2019	2/6/2021	2,569	100,409
RS[3]	3/4/2020	3/4/2021	4,646	217,781
TOTAL			**9,544**	**409,219**
Duane F. Hawkins				
RS[1]	2/7/2018	2/7/2021	1,532	59,886
RS[2]	2/6/2019	2/6/2021	1,487	58,127
RS[3]	3/4/2020	3/4/2021	2,690	126,107
RSUs[5]	2/26/2021	2/26/2021	555	23,771
TOTAL			**6,264**	**267,891**

Spirit AeroSystems 2022 Proxy Statement 55

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Matthies				
RS[1]	2/7/2018	2/7/2021	965	37,722
RS[2]	2/6/2019	2/6/2021	1,082	42,295
RS[3]	3/4/2020	3/4/2021	2,324	108,949
TOTAL			**10,850**	**188,966**

[1]Represents shares vesting under the 2018 annual RS.
[2]Represents shares vesting under the 2019 annual RS.
[3]Represents shares vesting under the 2020 annual RS.
[4]Represents shares vesting under a Special RS granted to the recipients in consideration of their performance or responsibilities, or for retention purposes.
[5]Represents shares required to be withheld to satisfy tax obligations upon the grant date as Mr. Hawkins was retirement eligible.

2021 Nonqualified Deferred Compensation

The following table presents information concerning each of the Company's defined contribution or other plans that provide for the deferral of compensation of the NEOs on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY[1] ($)	Registrant Contributions in Last FY[2] ($)	Aggregate Earnings in Last FY[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas C. Gentile III	DCP		600,000	38,014		3,175,897[4]
Samantha J. Marnick	DCP		200,000	8,528		745,282[5]
Kevin Matthies	DCP	15,000	25,574	3,395		283,923

[1]These amounts represent participant contributions to the DCP and are included in the "Salary" column of the "Summary Compensation Table."
[2]These amounts represent Company contributions to the DCP and are included in the "All Other Compensation" column of the "Summary Compensation Table."
[3]Under the DCP, these amounts represent earnings on DCP balances from January 1 to December 31, 2021, and are not included in the "Summary Compensation Table."
[4]This amount includes $2,400,000 consisting of aggregate Company contributions prior to 2021 (reported in the "Summary Compensation Table" of prior year's proxy statements).
[5]This amount includes $500,000 consisting of aggregate Company contributions prior to 2021 (reported in the "Summary Compensation Table" of prior year's proxy statements).

More information on the DCP can be found under "Other Compensation Elements and Information" and "Potential Payments Upon Termination or Change in Control." There were no "above-market" earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the DCP during fiscal year 2021, as the Company used 120% of the applicable federal long-term rate to determine the amounts to be contributed.

Summary Table — Potential Payments Upon Termination or Change in Control

The following table summarizes the value of compensation and benefits payable to each NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated using a termination date of December 31, 2021. For equity valuation purposes, the table below uses $43.09, the closing price of the Common Stock on December 31, 2021. For purposes of presenting amounts payable over a period of time (e.g. salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount).

56 Spirit AeroSystems 2022 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Name	Severance[1] ($)	RSUs and RS[2] ($)	PB-TSR and PB-FCF[3] ($)	Cash Award under LTIP[4] ($)	Perquisite Plan[5] ($)	Other[6] ($)	Total[7] ($)
Thomas C. Gentile III							
Termination without Cause	1,300,000					15,404	1,315,404
Change in Control and Qualifying Termination	1,300,000	7,405,964		7,150,000	25,000	15,404	15,896,368
Death or Disability		7,405,964	4,663,753				12,069,717
Mark J. Suchinski							
Termination without Cause	550,000					7,702	557,702
Change in Control and Qualifying Termination	550,000	970,645		1,210,000	13,000	7,702	2,751,347
Death or Disability		970,645	604,102				1,574,747
Samantha J. Marnick							
Change in Control and Qualifying Termination		1,413,481		1,785,000	13,000		3,211,481
Death or Disability		1,413,481	830,833				2,244,314
Duane F. Hawkins							
Termination without Cause		1,014,726					1,014,726
Change in Control and Qualifying Termination		1,014,726		1,322,500	13,000		2,350,226
Death or Disability		1,014,726	802,671				1,817,397
Qualifying Retirement/Retirement		1,014,726					1,014,726
Kevin Matthies							
Change in Control and Qualifying Termination		669,489		735,000	13,000		1,417,489
Death or Disability		669,489	406,512				1,076,001

(1)Under the "Termination without Cause" row, represents 12 months of annual base salary pursuant to their Messrs. Gentile's and Suchinski's employment agreements. Under the "Change-in-Control and Qualifying Termination" row, assumes a termination by the Company without cause under their respective employment agreements.

(2)Under the "Termination without Cause" row, represents a cash amount equal to all unvested RSUs and RS multiplied by $43.09 for Mr Hawkins because he became retirement eligible in 2020, and accordingly, will become 100% vested in the RSUs and RS when he departs the Company.

(3)Under the "Change-in-Control and Qualifying Termination" row, represents the sum of cash amounts equal to the target amount of unvested PB-TSRs and PB-FCFs multiplied by $43.09 and multiplied by 0%, the projected payout for each award as of December 31, 2021. Under the "Death or Disability" row, represents a prorated cash amount equal to the number of target shares in the unvested PB-TSRs and PB-FCFs multiplied by $43.09. Under the "Qualifying Retirement/Retirement" row, represents a prorated cash amount equal to the number of target shares in the unvested PB-TSRs and PB-FCFs multiplied by $43.09 and multiplied by 0%, the project payout for each award as of December 31, 2021.[9]

(4)Represents a cash amount equal to the value of the full-year long-term incentive that would have been made to such NEO in the ordinary course of business within the 12-month period following the date of the change-in-control and qualifying termination based on the participant's annual base pay in effect on such date.

(5)Represents a cash award of the allowance the NEO would receive for 2021.

(6)Represents 12 months of COBRA benefits for Mr. Gentile and 6 months of COBRA benefits for Mr. Suchinski under their respective employment agreements.

(7)For Mr. Gentile and Ms. Marnick, excludes the balance of the amounts deferred under the DCP, the value of which is reported at "Nonqualified Deferred Compensation." For "Change-in-Control and Qualifying Termination," assumes a termination by the Company without cause under their respective employment agreements.

Spirit AeroSystems 2022 Proxy Statement 57

58 Spirit AeroSystems 2022 Proxy Statement Employment and Separation Agreements Spirit has employment agreements with all of its currently employed NEOs. A brief description of the material terms of Messrs. Gentile’s and Suchinski’s agreements is below. While Ms. Marnick, Mr. Hawkins, and Mr. Matthies have employment agreements with the Company, their roles and compensation have significantly changed since the employment agreements were entered into, and all termination benefits expressly provided by the agreements have expired. Accordingly, the Company does not believe a description of the terms of such agreements is necessary to understand the information disclosed in the “Summary Compensation Table.” Mr. Gentile’s Employment Agreement On February 13, 2016, we entered into an employment agreement, effective April 1, 2016, with Mr. Gentile with respect to his position as Executive Vice President and Chief Operating Officer. Pursuant to the employment agreement, Mr. Gentile received a base salary of $1,000,000 per year. In addition, Mr. Gentile was eligible for an ACI equal to 140% of his base salary, and an annual target LTIP award equal to 300% of his base salary. Mr. Gentile was (and continues to be) entitled to receive an annual DCP Company contribution of $600,000. Effective August 1, 2016 (in recognition of Mr. Gentile’s appointment as President and CEO), Mr. Gentile’s base salary increased to $1,100,000 and his annual target LTIP award increased to 400% of his annual base salary. Mr. Gentile received salary and LTIP target increases in the first quarter of 2017 and 2018. Most recently, in February 2019, Mr. Gentile’s salary increased to $1,300,000, his annual target ACI award increased to 145% of his annual base salary, and his annual target LTIP award was increased to 550% of his annual base salary. Mr. Gentile’s compensation has not been increased since February 2019. Potential payments and termination events under Mr. Gentile’s employment agreement are described under “Potential Payments Upon Termination or Change in Control — Employment Agreements.” Mr. Suchinski’s Employment Agreement On January 29, 2020, we entered into an employment agreement with Mr. Suchinski with respect to his position as Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, Mr. Suchinski received a base salary of $500,000 per year. In addition, Mr. Suchinski was eligible for an ACI equal to 100% of his base salary, and an annual target LTIP award equal to 175% of his base salary. Effective January 26, 2021, after a compensation and performance review, Mr. Suchinski’s base salary increased to $525,000, and his annual target LTIP award increased to 200% of his annual base salary. Effective October 1, 2021, after a compensation and performance review, Mr. Suchinski’s base salary increased to $550,000, and his annual target LTIP award increased to 220% of his annual base salary. Potential payments and termination events under Mr. Suchinski’s employment agreement are described under “Potential Payments Upon Termination or Change in Control — Employment Agreements.” Potential Payments Upon Termination or Change in Control While the Company does not maintain any specific change in control agreements or other similar plans or arrangements intended specifically to provide income protection for executive officers upon a change in control, the Company has several programs — Employment Agreements, the ACI, the LTIP, the Perquisite Plan, and the DCP — that deliver benefits upon certain types of termination or a change in control. Information about these severance or change in control benefits is contained below, and in the table above titled “Potential Payments Upon Termination or Change in Control” summarizing the monetary benefits payable upon triggering events assumed to have occurred on December 31, 2021. COMPENSATION DISCUSSION AND ANALYSIS (continued)

Employment Agreements Only the employment agreements of Messrs. Gentile and Suchinski provide for any payments to be made, or benefits provided, beyond the date of termination as of December 31, 2021. These benefits are paid only in the circumstances described below. Receipt of these benefits is conditioned upon the execution of a release of claims against the Company and satisfaction of certain covenants, including non-solicitation and non-competition covenants. Pursuant to Mr. Gentile’s and Mr. Suchinski’s employment agreement, the non-solicitation and non-competition covenants apply for one year post- termination if terminated without cause, or two years post-termination if terminated for any other reason. Termination by the Company for Cause Upon a termination for cause, Messrs. Gentile and Suchinski are only entitled to their compensation through the date of termination. For Mr. Gentile, a “for cause” termination is defined as a termination resulting from the following: commission of a material breach of the employment agreement, acts involving fraud, material and intentional dishonesty, material and intentional unauthorized disclosure of confidential information, a felony or other crime involving moral turpitude, or a material violation of Company policies; direct and deliberate acts constituting a material breach of the duty of loyalty; refusal or material failure (other than by reason of disability) to perform duties and responsibilities, if such refusal or failure is not remedied within 30 days after receipt of written notice thereof from the Board; material underperformance, as reflected in two consecutive written performance reviews not less than six months apart; or inability to obtain and maintain the appropriate level of U.S. security clearance. For Mr. Suchinski, a “for cause” termination is defined as a termination resulting from the following: commission of a material breach of the employment agreement that, if curable, is not cured within 10 business days after written notice thereof; acts involving moral turpitude, including fraud, material and willful dishonesty, material and intentional unauthorized disclosure of confidential information, the commission of a felony or other crime involving moral turpitude, or material violation of Company policies; direct and deliberate acts constituting a material breach of the duty of loyalty; or willful or continuous refusal, or material failure, other than by reason of disability, to perform the duties reasonably assigned to Mr. Suchinski if such refusal is not remedied within 10 business days after written notice thereof. Termination without Cause Upon a termination by the Company without cause, Messrs. Gentile and Suchinski are entitled to one year of their base salary in effect prior to termination and the costs of providing COBRA medical and dental benefits coverage over a period of 12 months for Mr. Gentile and six months for Mr. Suchinski. Long-Term Incentives under the Omnibus Incentive Plan Pursuant to the provisions of the OIP, the LTIP, and/or the relevant award agreements, our NEOs are entitled to the following payments or benefits upon retirement, death or disability, or qualifying termination in connection with a change in control. Retirement Upon a participant’s termination due to “retirement,” the participant will (i) become 100% vested in outstanding Time- Based Restricted Stock Unit and Restricted Stock awards, and (ii) vest in a prorated portion of outstanding Spirit AeroSystems 2022 Proxy Statement 59 COMPENSATION DISCUSSION AND ANALYSIS (continued)

60 Spirit AeroSystems 2022 Proxy Statement Performance-Based Restricted Stock awards (prorated based on the number of days continuously employed during the performance period) based on actual performance measured at the end of the applicable performance period. As of December 31, 2021, Mr. Hawkins was the only NEO who qualified for these benefits. Death or Disability Upon a participant’s termination due to death or disability prior to vesting, the participant will (i) fully vest in his or her outstanding Time-Based Restricted Stock Unit and Restricted Stock awards, and (ii) vest in a prorated portion of his or her outstanding Performance-Based Restricted Stock Unit and Restricted Stock awards (prorated based on the number of days continuously employed during the performance period) based on target performance. Qualifying Termination in Connection with a Change in Control Each participant who incurs a “qualifying termination” will become fully vested upon termination of employment. If an award is subject to performance conditions, the portion that vests will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change in control (or, if later, the date of the qualifying termination) or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance. In addition, each such participant will also receive a cash award equal to the dollar value of the long-term incentive award that would have been made to the participant in the ordinary course of business within the 12-month period following the date of qualifying termination, based on the participant’s annual base pay in effect on the date of qualifying termination. Definitions: “Qualifying termination” means the participant’s termination, either in anticipation of the change in control or during the period beginning 30 days before the date of the change in control and ending two years after the closing of the change in control, (i) by the Company without cause, or (ii) by the participant for good reason. “Cause” means that the Company has “cause” to terminate the employee, as defined in any applicable employment or consulting agreement, or any of the following has occurred: gross negligence or willful misconduct in the exercise of responsibilities; breach of fiduciary duty; material breach of any provision of an employment contract or consulting agreement; the commission of a felony crime or crime involving moral turpitude; theft, fraud, misappropriation, or embezzlement (or reasonable suspicion of the same); willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or refusal to obey any resolution or direction of the participant’s supervisor or the Board. “Good reason” means a voluntary termination within 90 days after the participant is assigned to a diminished position (provided certain conditions are met). “Diminished position” means a position that reflects any of the following changes or actions, unless the participant has consented to the change or action in writing: a material diminution in the participant’s base compensation, authority, duties, responsibilities, or associated job title; relocation of the participant’s principal office to a location that is greater than 50 miles from the location of the participant’s principal office immediately before such relocation; or any action or inaction with respect to the terms and conditions of the participant’s service that constitutes a material breach by the Company of any written agreement between the participant and the Company. COMPENSATION DISCUSSION AND ANALYSIS (continued)

“Retirement” is defined as: For purposes of the 2018 Long-Term Incentives, termination on or after the date when the grantee has attained age 62; and For purposes of all Long-Term Incentives issued after 2018, termination on or after the date when the grantee has attained age 62, other than a termination by the Company for cause or termination by the Company at the time cause exists. A “change-in-control” is (1) a transaction pursuant to which a person, or more than one person acting as a group, acquires more than 50% of the Common Stock; or (2) a merger or consolidation involving the Company in which the Company is not the surviving entity; or (3) a transaction that is a sale of all or substantially all of the Company’s assets if all or substantially all the proceeds from such transaction are distributed to the stockholders of the Company. Perquisite Plan Upon the occurrence of a change in control of the Company, a participant who incurs a qualifying termination (as defined under the OIP above) either in anticipation of the change in control or during the period beginning 30 days before the change in control and ending two years after the closing of the change in control, is entitled to receive a cash award equal to (i) any remaining unused portion of the participant’s allowance for the calendar year in which the qualifying termination occurs, plus (ii) an amount equal to 100% of the participant’s allowance for the calendar year in which the qualifying termination occurs. Deferred Compensation Plan Individuals participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service (subject to the expiry of any applicable waiting period). However, in the event of a termination for cause (as defined under the OIP), no amounts credited to the employer-match account or employer discretionary contribution amount shall be payable to the participant. Payment to a participant of any employer-matching or discretionary contributions made under the DCP is subject to compliance by the participant with non-competition, non-solicitation, and confidentiality requirements during the term of the participant’s employment and for so long as the participant receives payments under the DCP. The descriptions of the amounts payable by the Company that are included in the section entitled “Nonqualified Deferred Compensation” are incorporated by reference herein. DCP amounts are excluded from the table above titled “Potential Payments Upon Termination or Change in Control” because, while certain DCP benefits may become payable upon a separation from service, no DCP benefits are enhanced or accelerated as a result of a termination of employment or change in control. 2021 CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of annual total compensation of our median employee and the annual total compensation of our President and CEO. For 2021, our last completed fiscal year, our ratio as calculated pursuant to Item 402(u) was as follows: The 2021 annual total compensation of the Company’s CEO was $10,849,938. The 2021 annual total compensation of the median employee (excluding the CEO) was $66,544. Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was reasonably estimated to be 163:1. Spirit AeroSystems 2022 Proxy Statement 61 COMPENSATION DISCUSSION AND ANALYSIS (continued)

62 Spirit AeroSystems 2022 Proxy Statement Determining the Median Employee The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. To identify the median employee for 2021, we reviewed pay to all of our employees as of December 31, 2021 (the “Pay Ratio Employee Population”). As a result of such review, we identified the 50 middlemost employees of the Pay Ratio Employee Population. Subsequently, we reviewed the pay of each of those 50 employees as of December 31, 2021, as reflected in the Company’s payroll records. Comparing the pay of each of the 50 employees, we identified the eight middlemost employees. For 2021, we studied each of the eight employees’ pay for the year of performance to determine the median and eliminated seven employees from the group. The remaining employee from that analysis is our median employee for 2021. The Pay Ratio Employee Population included all U.S. and non-U.S. individuals employed by the Company on a full-time, part-time, seasonal, or temporary basis as of December 31, 2021. Further, the Pay Ratio Employee Population excluded independent contractors and leased workers who provide services to the Company but are employed, and whose compensation is determined, by an unaffiliated third party. In calculating pay for the Pay Ratio Employee Population and the group of eight employees, we did not make any assumptions, adjustments (including cost of living adjustments), or estimates with respect to compensation, and we did not annualize compensation for any full-time employees who were not employed by us for all of 2021 through December 31, 2021. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for both our median employee and our CEO for 2021 using the same methodology that we used to determine our NEOs’ annual total compensation for the “Summary Compensation Table.” Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies. Compensation Committee Report The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 Annual Meeting of Stockholders, and also be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year 2021. Compensation Committee Paul E. Fulchino, Chair Charles L. Chadwell Robert D. Johnson James R. Ray, Jr. Patrick M. Shanahan Laura H. Wright COMPENSATION DISCUSSION AND ANALYSIS (continued)

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OVERVIEW Ernst & Young LLP (“E&Y”) conducted the audit of the Company’s accounts for fiscal year 2021. The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2022, and the Board is asking the Company’s stockholders to ratify that selection. The Company expects that representatives of E&Y will be virtually present at the Annual Meeting and they may make a statement if they desire to do so. Further, the Company expects that such representatives will be available to respond to appropriate questions. The Board recommends you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2022. If a majority of votes cast on this matter are not cast in favor of the selection of E&Y, the Audit Committee will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if the Company’s stockholders vote on an advisory (non-binding) basis in favor of the selection, the Audit Committee may, in its discretion, direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Pre-Approval Policy The Audit Committee has adopted a policy governing the pre-approval of all audit and permissible non-audit services provided by the independent auditors. Under this policy, the Audit Committee has delegated approval authority to the Chair of the Audit Committee, provided the Chair reports all pre-approval decisions in writing to the Audit Committee, and the decisions are discussed at the Audit Committee’s next scheduled meeting. For the fiscal years ended December 31, 2020, and December 31, 2021, all of the Company’s audit and permissible non-audit services provided by E&Y were pre-approved by the Audit Committee. Voting Standard The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non- binding approval with respect to this Proposal 3. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will be counted as present at the Annual Meeting; therefore, they will have the effect of votes “AGAINST” Proposal 3. Proposal 3 is considered a routine matter under NYSE rules. As a result, brokers who do not receive voting instructions generally may vote on Proposal 3 in their discretion. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal. Spirit AeroSystems 2022 Proxy Statement 63

Audit and Other Fees

The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by E&Y in 2021 and 2020 are set forth below. The Audit Committee concluded that the provision of the non-audit services listed below was compatible with E&Y's independence.

(Dollars in thousands)	December 31, 2021 ($)	2020 ($)
Audit Fees[1]	4,697.0	4,630.0
Audit-Related Fees[2]	196.9	140.0
Tax Fees[3]	6.0	10.0
All Other Fees[4]	109.2	7.2
TOTAL	**5,009.1**	**4,787.2**

[1]Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit.
[2]For 2021, represents fees related to non-financial assurance and due diligence. For 2020, represents fees related to comfort letters.
[3]Represents fees and expenses for tax consultations and advice related to compliance with tax laws and tax-planning strategies.
[4]For 2021, represents fees related to assessment and other training services. For 2020, represents fees related to research tools.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.

The Audit Committee currently consists of five non-employee directors. Each of the Audit Committee members satisfies the NYSE's requirements with respect to independence and financial literacy. Ms. Esteves and Mr. Plueger qualify as audit committee financial experts as defined by the SEC. The responsibilities of the Audit Committee are set forth in its charter, which is available at http://investor.spiritaero.com/corporate-governance/govdocs/default.aspx. The Audit Committee's responsibilities include the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee met six times in 2021.

The Company's management is responsible for preparing and presenting the Company's consolidated financial statements, and developing and maintaining the Company's system of internal controls over financial reporting. The Company's internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of this system. E&Y, the Company's independent registered public accounting firm for 2021, is responsible for auditing the Company's consolidated financial statements and issuing an opinion as to whether the financial statements fairly present the Company's financial position in conformity with U.S. generally accepted accounting principles. E&Y is also responsible for auditing the Company's internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has:

- Reviewed and discussed with management and E&Y the Company's audited financial statements as of and for the year ended December 31, 2021, as well as the representations of management regarding the Company's internal controls over financial reporting;
- Reviewed and discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
- Received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y its independence from the Company and its management.

64 Spirit AeroSystems 2022 Proxy Statement

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC, and the Board approved the Audit Committee’s recommendation. The Audit Committee selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2022. Audit Committee Irene M. Esteves, Chair Stephen A. Cambone William A. Fitzgerald John L. Plueger Patrick M. Shanahan Spirit AeroSystems 2022 Proxy Statement 65

PROPOSAL 4 STOCKHOLDER PROPOSAL: SHAREHOLDER RATIFICATION OF TERMINATION PAY The Company has received a stockholder proposal titled “Shareholder Ratification of Termination Pay” from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 200 shares of Common Stock. After careful consideration, the Board recommends that stockholders vote “AGAINST” this proposal. The proposal and supporting statement are presented below as received. The Company is not responsible for their content. Stockholder Proposal: Proposal 4 — Shareholder Ratification of Termination Pay Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. “Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination. “Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination. The Board shall retain the option to seek shareholder approval after material terms are agreed upon. Generous performance-based pay can be good but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests. For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination payments, nearly 7-times his base salary plus short-term bonus. It is in the best interest of Spirit shareholders to be protected from such lavish management termination packages for one person. It is important to have this policy in place so that Spirit management stays focused on improving company performance as opposed to seeking a merger mostly to trigger a management golden parachute windfall. FOR Shareholder Rights 66 Spirit AeroSystems 2022 Proxy Statement

This proposal topic won 58% support at the 2021 FedEx annual meeting. A proposal similar to this proposal won 41% support at the 2013 Alaska Air annual meeting in spite of a special management effort against it. A 2015 General Electric shareholder proposal similar to the FedEx proposal won 40% GE shareholder support with 2.2 billion votes in favor. This may have represented 51% support from the GE shares that had access to independent proxy voting advice and are not forced to rely on the biased recommendations of management especially on issues of management pay. Please vote yes: Shareholder Ratification of Termination Pay — Proposal 4 The Board of Directors’ Statement in Opposition: The Board does not believe that adoption of this proposal is in the best interests of our stockholders as it would unduly restrict the ability of the Compensation Committee and the Board to structure appropriate executive compensation in response to business exigencies. The Compensation Committee, which is composed entirely of independent directors, provides strong independent leadership and oversight. Our independent directors are ideally positioned to design and implement executive compensation that is aligned with the interests of our stockholders. In order to do so, the Compensation Committee and Board must have the flexibility and discretion to structure effective compensation programs that take into account existing business and market circumstances. The proposal would prevent this. When designing executive compensation programs, the Compensation Committee is focused on driving performance, increasing stockholder value, and protecting the long-term interests of the Company (see “Compensation Discussion and Analysis” above for more details on our compensation plan design). Setting appropriate limits on termination payments is an important part of designing effective compensation. Termination payments can be a valuable tool for the Compensation Committee to safeguard the Company’s interests by: Procuring ongoing executive cooperation following termination; Ensuring satisfaction of certain post-termination obligations; Protecting the Company’s sensitive information, reputation, and human capital; Attracting and retaining talent generally; Procuring the release of claims against the Company, if any; Ensuring alignment of executive and stockholder interests in a change in control scenario; and Avoiding protracted disputes that can consume substantial resources We do not believe that requiring stockholder approval for certain senior manager termination payments will provide appreciable improvements. Rather, it could undermine the objectives of our compensation programs and cause inefficiency in Board and management functions as the Company continues to navigate an especially challenging time framed by the ongoing effects of the COVID-19 pandemic and the 737 MAX return to service. The Board recommends that you vote “AGAINST” the foregoing stockholder proposal. Voting Standard The affirmative vote of a majority of stockholders present, in person or by proxy, will constitute the stockholders’ non- binding approval with respect to Proposal 4. With respect to Proposal 4, a stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will be counted as present at the Annual Meeting; therefore, they will have the effect of votes “AGAINST” Proposal 4. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter. Spirit AeroSystems 2022 Proxy Statement 67

Questions and Answers About the Annual Meeting and Voting Why am I being asked to vote? The Company’s Board of Directors is asking you to vote with respect to proposals being presented at the Company’s Annual Meeting. This Proxy Statement includes information that is relevant to the proposals to be voted on at the Annual Meeting and is otherwise required by SEC rules. The Annual Meeting will take place virtually on April 27, 2022, at 11:00 a.m. Central Time. See “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?” below for information on how you can vote your shares. What is included in these materials? These materials include: The Proxy Statement for the 2022 Annual Meeting of Stockholders; and The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. If you wish to receive printed versions of the above, please reference “How do I request a printed set of proxy materials?” Who can vote at the Annual Meeting? You are entitled to vote if our records show that you were a stockholder of record as of the Record Date, March 1, 2022. On the Record Date, there were 104,941,679 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote. Why is the Annual Meeting being held in a virtual format? The Annual Meeting will be conducted virtually via live audio webcast. We are conducting the Annual Meeting solely online again due to the continuing impact of and uncertainty surrounding the COVID-19 pandemic and to support the health and well-being of our stockholders; however, we also believe a virtual format facilitates stockholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our stockholders. For example, We Encourage Questions. Stockholders may submit questions before the meeting and during the meeting by following the instructions under “How can I submit questions for the Annual Meeting?” We Believe in Transparency. Although the live audio webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to our Investor Relations website at http://investor.spiritaero.com/news-presentations/Presentations/default.aspx. We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, technicians will be available to assist you with technical difficulties. Anyone who has technical difficulties accessing or using www.virtualshareholdermeeting.com/SPR2022 during the Annual Meeting should call the technical support number on the website. The virtual meeting site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong Wi-Fi or other internet connection. The Company is committed to returning to in-person annual stockholder meetings as soon as practicable. Why did I receive a Notice and not a full set of materials? We deliver our proxy materials to stockholders primarily over the internet by using “notice and access” delivery, rather than mailing paper copies to each stockholder. Using this method has reduced our printing and mailing costs and the GENERAL INFORMATION 68 Spirit AeroSystems 2022 Proxy Statement

impact of our Proxy Statement on the environment. If you received a Notice by mail or email, you will not receive a paper copy of the proxy materials or Annual Report unless you request one. Instead, the Notice will tell you how to access these materials over the internet. If you received a Notice and would like to request a full set of printed materials, you may do so by following the instructions provided under “How do I request a printed set of proxy materials?” If you are a beneficial owner, the Notice has been forwarded to you by your broker or bank, who is considered, with respect to your shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record as to how to vote your shares. How do I view the Proxy Statement online? Go to www.proxyvote.com and follow the instructions to view the materials. How do I request a printed set of proxy materials? You can easily request a paper copy of the proxy materials at no cost to you using one of the following methods: You will need to provide the 16-digit voting control number printed in the box marked by the arrow located on the Notice. When sending your request by email, send a blank email with the 16-digit voting control number in the subject line. How can I vote my shares before the Annual Meeting? You are encouraged to read all the proxy materials before voting your shares as they contain important information for making an informed voting decision. How can I vote my shares during the Annual Meeting? For information on how to attend the virtual Annual Meeting, see “How can I attend the Annual Meeting?” If you are a stockholder of record as of the Record Date, you may vote your shares electronically during the Annual Meeting by following the instructions on www.virtualshareholdermeeting.com/SPR2022. If you are the beneficial owner of your shares, you may also vote electronically during the Annual Meeting by following the instructions at BY INTERNET BY EMAIL BY PHONE Visit www.proxyvote.com To sendmaterial@proxyvote.com Toll-free at 1-866-540-7095 BY INTERNET MOBILE DEVICE BY MAIL BY PHONE Visit www.proxyvote.com Use your tablet or smartphone to scan the QR code Complete and return the enclosed proxy card or voting instruction form Call 1-800-690-6903 GENERAL INFORMATION (continued) Spirit AeroSystems 2022 Proxy Statement 69

www.virtualshareholdermeeting.com/SPR2022. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy ahead of the Annual Meeting, as described under “How can I vote my shares before the Annual Meeting?” so that your vote will be counted if you later decide not to participate in the Annual Meeting. How can I attend the Annual Meeting? You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on March 1, 2022, or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. To attend online and participate in the Annual Meeting, stockholders of record and beneficial stockholders must use their 16-digit control number on their Notice of Internet Availability or proxy card to log into www.virtualshareholdermeeting.com/SPR2022. We encourage you to access the meeting beginning at 10:45 a.m. Central Time on April 27, 2022. We will have technicians ready to assist if you have difficulties accessing the virtual meeting during check-in or during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call the number indicated on www.virtualshareholdermeeting.com/SPR2022. For information on how to vote shares during the Annual Meeting, see “How can I vote my shares during the Annual Meeting?” How can I submit questions for the Annual Meeting? Stockholders may submit questions before the Annual Meeting at www.proxyvote.com. In addition, stockholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/SPR2022. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. How many shares must be present to hold the meeting? A quorum is necessary for us to hold the Annual Meeting. A quorum is the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes that all stockholders are entitled to vote. Your shares will be counted as being present for purposes of determining a quorum if you attend the Annual Meeting and vote in person virtually or properly return proxy instructions. Abstentions (where you abstain from voting) will be counted for purposes of establishing a quorum. Further, the Company will also count broker non-votes for the purpose of determining the presence or absence of a quorum. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. What vote is required to approve each item? For Proposal 1 — the Election of Directors — a director nominee will be elected if the votes “FOR” that nominee exceed the votes “AGAINST” that nominee. Abstentions and broker non-votes will have no effect on the proposal. Proposals 2 through 4 require the affirmative “FOR” vote of a majority of shares present, in person or by proxy, and entitled to vote. With respect to Proposals 2 and 4, abstentions and broker non-votes will have the effect of a vote against the proposal. With respect to Proposal 3, abstentions will have the effect of a vote against the proposal. No broker non- votes are expected in connection with Proposal 3 since, due to its routine nature, brokers may vote in their discretion. GENERAL INFORMATION (continued) 70 Spirit AeroSystems 2022 Proxy Statement

What is the difference between a stockholder of record and a beneficial owner? How do I vote my shares as a stockholder of record or beneficial owner? Stockholder of Record: You are a stockholder of record if your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. As a stockholder of record, you can vote your shares as provided under “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?” Beneficial Owner of Shares Held in Street Name: If you own your shares in an account at a bank, brokerage firm, broker-dealer, or other nominee, then you are the beneficial owner of shares held in “street name.” The firm holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record as to how to vote your shares. If you hold your stock as a beneficial owner, you may vote as provided under “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?” If you do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be permitted to vote your shares in their discretion on Proposal 1, 2, or 4, but may still be permitted to vote your shares in their discretion on Proposal 3. Why did I receive more than one proxy card or voting instruction form? If you received more than one proxy card or voting instruction form, you own shares in more than one account. To ensure that all of your shares are voted, please vote each account separately as set forth under “How can I vote my shares before the Annual Meeting?” or “How can I vote my shares during the Annual Meeting?” If I vote by proxy, what voting options do I have? The Board-designated proxies are Robert D. Johnson and Samantha J. Marnick. With respect to all proposals, you may instruct the proxies to vote “FOR” or “AGAINST” each proposal, or you may instruct the proxies to “ABSTAIN” from voting. The shares will be voted in accordance with the instructions specified on the proxy card or voting instruction form. If no instructions are provided, your shares will be voted as recommended by the Board of Directors: “FOR” each director nominee, “FOR” the advisory vote to approve NEO compensation, “FOR” ratification of the appointment of the independent registered public accounting firm, and “AGAINST” the stockholder proposal. Can I change my vote? Before the Annual Meeting, you have the power to revoke your proxy and change your vote. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your proxy. If you are a holder of record and wish to revoke your proxy, you can do so by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering written instructions to our Corporate Secretary before the Annual Meeting commences at Spirit AeroSystems Holdings, Inc., 3801 S. Oliver St., Wichita, KS 67210-2112. Who counts the votes? Votes will be received and tabulated by Broadridge, the Company’s inspector of election for the Annual Meeting. What will happen if additional proposals are presented at the Annual Meeting? Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, Robert D. Johnson and Samantha J. Marnick will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. GENERAL INFORMATION (continued) Spirit AeroSystems 2022 Proxy Statement 71

How can I contact the Company’s non-management directors? Stockholders and other interested persons may communicate with the Board, the Chairman of the Board, and individual members of the Board and its committees through the following: The Corporate Secretary will forward communications received to the appropriate party. Communications clearly not appropriate for consideration by members of the Board or committees, including unsolicited advertisements, inquiries concerning the Company’s products and services, and harassing communications, are not forwarded to members of the Board or committees. What is householding? SEC rules permit us to deliver a single copy of proxy materials to stockholders residing at the same address unless the stockholders have notified us to deliver multiple copies. This allows us to eliminate multiple unnecessary mailings. If this situation applies to you and you want to receive more than one set of proxy materials, the Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which only a single copy of such documents was delivered. Please let us know of any request for a separate copy by following the applicable instructions below: Registered stockholders who wish to receive a separate set of proxy materials in the future should contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. Beneficial stockholders who wish to receive a separate set of proxy materials in the future should contact their broker, bank, or other holder of record. Who is paying for this proxy solicitation? The Company is soliciting the proxies accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of Spirit, none of whom will receive any additional compensation for their services. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of out-of-pocket expenses. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company. What happens if an incumbent director nominee is not elected at the Annual Meeting? If an incumbent director nominee is not elected and no one is elected in his or her place, then, under Delaware General Corporation Law, the director would continue to serve as a “hold-over director.” Under our bylaws, the director is BY EMAIL BY MAIL VIRTUALLY to CorporateSecretary@spiritaero.com to Corporate Secretary Spirit AeroSystems Holdings, Inc. 3801 S. Oliver St. Wichita, KS 67210-2112 at the Annual Meeting via www.virtualshareholdermeeting.com/SPR2022 GENERAL INFORMATION (continued) 72 Spirit AeroSystems 2022 Proxy Statement required to tender a resignation to the Board. Upon receipt of the resignation, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include: The qualifications of the director whose resignation has been tendered; The director’s past and expected future contributions to the Company; The overall composition of the Board and its committees; Whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including NYSE rules and federal securities laws); and The percentage of outstanding shares represented by the votes cast at the Annual Meeting. The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the Annual Meeting, and will promptly disclose its decision and rationale as to whether to accept or reject the resignation in a press release, in a filing with the SEC, or by other public announcement, which may include a posting on the Company’s website. If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws. Where can I find the voting results after the Annual Meeting? Prior to the conclusion of the Annual Meeting, we will announce preliminary voting results at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. GENERAL INFORMATION (continued) Spirit AeroSystems 2022 Proxy Statement 73

Stockholder Proposals and Director Nominations for the 2023 Annual Meeting Stockholder proposals intended to be included in the Company’s proxy statement for presentation at the Company’s 2023 annual meeting of stockholders must be properly and timely submitted and received by the Company at its offices no later than November 17, 2022 (120 days preceding the one-year anniversary of the mailing date for the immediately preceding annual meeting), and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy statement for the 2023 annual meeting of stockholders. In addition, pursuant to the Company’s bylaws, a stockholder desiring to propose any matter for consideration at the 2022 annual meeting of stockholders, other than through inclusion in the Company’s proxy materials, must notify the Company’s Corporate Secretary at the Company’s offices on or before December 29, 2022 (120 days prior to the one- year anniversary of the immediately preceding annual meeting). Pursuant to our bylaws, a stockholder may nominate an individual for election as a director at the 2023 annual meeting of stockholders by providing notice to the Company’s Corporate Secretary at the address set forth below by December 29, 2022 (120 days preceding the one-year anniversary of the immediately preceding annual meeting) (the “Nominee Deadline”). Further, pursuant to the Company’s proxy access right, a stockholder may elect to have their nominee included in the Company’s proxy statement if the stockholder provides notice to the Company’s Corporate Secretary at the address set forth below by the Nominee Deadline and expressly elects to have such nominee included in the Company’s proxy materials pursuant to Section 1.13 of the Company’s bylaws. Any notice of a nomination must be made in compliance with the procedures required by the Company’s bylaws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2023. Stockholder recommendations and nominations for candidates to the Board as described above should be sent to the Company’s Corporate Secretary at 3801 S. Oliver St., Wichita, KS 67210-2112. Annual Report The Company’s 2021 Annual Report on Form 10-K is available at http://www.spiritaero.com or on the SEC’s website at http://www.sec.gov. The Company will provide to any stockholder, without charge, a paper copy of the 2021 Annual Report on Form 10-K upon written request to Spirit AeroSystems Holdings, Inc., Corporate Secretary, 3801 S. Oliver St., Wichita, KS 67210-2112. Sincerely, Mindy McPheeters Senior Vice President, General Counsel and Corporate Secretary Spirit AeroSystems Holdings, Inc. March 16, 2022 74 Spirit AeroSystems 2022 Proxy Statement

This Proxy Statement includes “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “model,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements are based on circumstances as of the date on which the statements are made and they reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following: the impact of the COVID-19 pandemic, including any potential impacts of vaccination requirements, on our business and operations, including on the demand for our and our customers’ products and services, on trade and transport restrictions, on the global aerospace supply chain, on our ability to retain the skilled work force necessary for production and development, and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations; demand for our products and services and the general effect of economic or geopolitical conditions, or other events, such as pandemics, in the industries and markets in which we operate in the U.S. and globally; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the 737 MAX, future demand for the aircraft, and any residual impacts of the 737 MAX grounding on production rates for the aircraft; our reliance on Boeing and Airbus Group SE and its affiliates (collectively, “Airbus”) for a significant portion of our revenues; the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company; the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice; our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs; our accounting estimates for revenue and costs for our contracts and potential changes to those estimates; our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers; the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions; our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components; our ability and our suppliers’ ability to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates of aircraft, including the ability to staff appropriately for anticipated production volume increases; our ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers’ facilities; competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers; our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus and other customers; CAUTIONARY NOTE REGARDING FORWARD- LOOKING STATEMENTS Spirit AeroSystems 2022 Proxy Statement 75

our ability to effectively integrate the acquisition of select assets of Bombardier along with other acquisitions that we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions; the possibility that our cash flows may not be adequate for our additional capital needs; any reduction in our credit ratings; our ability to access the capital markets to fund our liquidity needs, and the costs and terms of any additional financing; our ability to avoid or recover from cyber or other security attacks and other operations disruptions; legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes; our ability to recruit and retain a critical mass of highly skilled employees; our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union employees; spending by the U.S. and other governments on defense; pension plan assumptions and future contributions; the effectiveness of our internal control over financial reporting; the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims; adequacy of our insurance coverage; our ability to continue selling certain receivables through our supplier financing programs; and the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should review carefully the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, for a more complete discussion of these and other factors that may affect our business. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS (continued) 76 Spirit AeroSystems 2022 Proxy Statement

APPENDIX A—NON-GAAP FINANCIAL MEASURES

Overview

In addition to reporting our financial information in our Annual Report on Form 10-K using U.S. GAAP, certain non-GAAP financial measures (which are indicated generally by * in this Proxy Statement) are used with respect to our incentives. Such non-GAAP financial measures include (i) FCF, (ii) adjusted FCF ("Adjusted FCF") (iii) FCF Percentage, and (iv) Adjusted Net Debt, which are described further below. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP financial measures. Other companies may define and calculate the measures differently than we do, limiting the usefulness of the measures for comparison with other companies.

Cash Flow Measures and Reconciliation: FCF and Adjusted FCF

FCF

FCF is defined as GAAP cash from operating activities, less capital expenditures for property, plant, and equipment. Management believes FCF provides investors with an important perspective on the cash available for stockholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. FCF does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses FCF as a measure to assess both business performance and overall liquidity.

FCF Percentage

FCF Percentage is the Company's FCF or Adjusted FCF, as appropriate, as a percentage of revenue over a three-year performance period (cumulative FCF/Adjusted FCF over the performance period divided by cumulative GAAP revenue over the performance period). This metric is used to align long-term incentives with a key valuation driver of our business, which is FCF/Adjusted FCF. A percentage of sales is used to drive sustained cash flow performance consistent with our established long-term goal of 7-9% of revenue.

Adjusted FCF

Management considers certain items that arise from time to time to be outside the ordinary course of our operations. Management believes that excluding these items provides a better understanding of the underlying trends in the Company's operating performance and allows more accurate comparisons of the Company's operating results to historical performance. Accordingly, Adjusted FCF is defined as FCF adjusted for these special items. The most comparable GAAP measure is cash provided by operating activities. The tables below provide reconciliations between the GAAP and non-GAAP measures.

Reconciliation

The table below presents a reconciliation of FCF and Adjusted FCF to cash from operating activities for each of the periods presented, and also demonstrates a reconciliation of FCF Percentage. For reference, revenues for the fiscal years ended December 31, 2021, 2020, and 2019 were $3,953 million, $3,405 million, and $7,863 million, respectively.

	Fiscal Year Ended December 31,			As a Percentage of Revenue (FCF Percentage)		
($ in millions)	2021	2020	2019	2021	2020	2019
Cash from Operating Activities	**(63)**	**(745)**	**923**			
Capital Expenditures	(151)	(119)	(232)			
FCF	**(214)**	**(864)**	**691**	**	**	**9%**
Cash Received under B787 Interim Pricing Agreement	*	*				
Costs Related to Planned Acquisitions	*	*	32			
Adjusted FCF	*	*	**723**	*	*	**9%**

*Not reported.
**Less than zero percent.

Spirit AeroSystems 2022 Proxy Statement 77

Adjusted Net Debt and Reconciliation Adjusted Net Debt is total debt less cash on hand adjusted for certain items that management considers to be outside the ordinary course of our operations. 2021 ($ in millions) Total Debt (3,792) Cash 1,478 Applied Aerodynamics, Inc. Asset Acquisition 20 Income Tax Refund (300) Adjusted Net Debt (2,594) APPENDIX A—NON-GAAP FINANCIAL MEASURES (continued) 78 Spirit AeroSystems 2022 Proxy Statement

SPIRIT AEROSYSTEMS

SPIRIT AEROSYSTEMS HOLDINGS, INC.
3801 S. OLIVER ST.
WICHITA, KS 67210

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPR2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDING THE VIRTUAL ANNUAL MEETING
To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/SPR2022 and enter your unique 16-digit voting control number in the box below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69297-P66267 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

The Board of Directors recommends a vote FOR each of the following eleven director nominees:

1. Election of Directors:

Nominees:	For	Against	Abstain
1a. Stephen A. Cambone	☐	☐	☐
1b. Irene M. Esteves	☐	☐	☐
1c. William A. Fitzgerald	☐	☐	☐
1d. Paul E. Fulchino	☐	☐	☐
1e. Thomas C. Gentile III	☐	☐	☐
1f. Robert D. Johnson	☐	☐	☐
1g. Ronald T. Kadish	☐	☐	☐
1h. John L. Plueger	☐	☐	☐
1i. James R. Ray, Jr.	☐	☐	☐
1j. Patrick M. Shanahan	☐	☐	☐
1k. Laura H. Wright	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3:	For	Against	Abstain
2. Advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2022.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4:	For	Against	Abstain
4. The stockholder proposal titled "Shareholder Ratification of Termination Pay."	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and provide full title. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D69298-P66267 Please keep this ticket to be admitted to the Annual Meeting NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS Place: www.virtualshareholdermeeting.com/SPR2022 By order of the Board of Directors, Mindy McPheeters Senior Vice President, General Counsel and Corporate Secretary Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s 2022 Annual Meeting of Stockholders. The Notice and Proxy Statement and the 2021 Annual Report are available at: www.proxyvote.com Time: 11:00 a.m. Central Time on Wednesday, April 27, 2022 Who May Vote: You may vote if you were a stockholder of record at the close of business on March 1, 2022 PLEASE FOLD ALONG THE PERFORATION, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS OF SPIRIT AEROSYSTEMS HOLDINGS, INC. 2022 ANNUAL MEETING OF STOCKHOLDERS — APRIL 27, 2022 Each signatory on the reverse side hereby appoints Samantha J. Marnick and Robert D. Johnson, and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, April 27, 2022 (the "Meeting"), and at any adjournment or postponement thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting. This proxy, when properly executed, will be voted as directed or, if no such direction is given, will be voted FOR Proposals 1, 2, and 3, and AGAINST Proposal 4. Proxy — Spirit AeroSystems Holdings, Inc. ___________________________________________________________________________________________ IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE. ___________________________________________________________________________________________